      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        MERISTAR HOSPITALITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MARYLAND                                                                           75-2648842
    (STATE OR OTHER JURISDICTION OF                                                              (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)                                                           IDENTIFICATION NO.)

                            ------------------------

                           1010 WISCONSIN AVENUE N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 295-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                PAUL W. WHETSELL
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                        MERISTAR HOSPITALITY CORPORATION
                           1010 WISCONSIN AVENUE N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 295-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:
                           RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED
                                                           MAXIMUM OFFERING         PROPOSED            AMOUNT OF
          TITLE OF EACH CLASS              AMOUNT TO BE        PRICE PER       MAXIMUM AGGREGATE      REGISTRATION
     OF SECURITIES TO BE REGISTERED         REGISTERED         SECURITY        OFFERING PRICE(1)         FEE(2)
8 3/4% Senior Subordinated Notes
due 2007................................    $55,000,000          97.25%         $53,487,500             $14,869.53

(1) Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933 solely for the purposes of calculating the registration fee.

(2) The registration fee has been calculated pursuant to Rule 457(f)(1) of the Securities Act of 1933.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 10, 1999

PRELIMINARY PROSPECTUS

                        MERISTAR HOSPITALITY CORPORATION

                               EXCHANGE OFFER FOR
                                  $55,000,000

                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2007

     THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 1999, UNLESS EXTENDED.

                          TERMS OF THE EXCHANGE OFFER:

     o We will exchange all outstanding notes that are validly tendered and not withdrawn before the expiration of the exchange offer.

     o You may withdraw tendered outstanding notes at any time before the expiration of the exchange offer.

     o We believe that the exchange of outstanding notes will not be a taxable exchange for United States federal income tax purposes, but you should see the section entitled "Certain United States Federal Tax Considerations" on page 73 for more information.

     o The terms of the exchange notes to be issued are substantially identical to the terms of the outstanding notes, except for specific transfer restrictions and registration rights relating to the outstanding notes.

     o There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange.

     YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF SPECIFIC FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this prospectus is May   , 1999

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................................................     1

RISK FACTORS...............................................................................................    10

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS................................................................    19

SELECTED HISTORICAL FINANCIAL AND OTHER INFORMATION........................................................    20

USE OF PROCEEDS............................................................................................    22

CAPITALIZATION.............................................................................................    22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................    23

THE EXCHANGE OFFER.........................................................................................    29

DESCRIPTION OF THE EXCHANGE NOTES..........................................................................    39

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS...........................................................    71

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER......................................................    71

PLAN OF DISTRIBUTION.......................................................................................    74

LEGAL MATTERS..............................................................................................    75

EXPERTS....................................................................................................    75

WHERE YOU CAN FIND MORE INFORMATION........................................................................    75



     This prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. This information is available without charge to you upon written or oral request of our company at the following address:

     John Emery, Chief Financial Officer
     MeriStar Hospitality Corporation
     1010 Wisconsin Avenue, N.W.
     Washington, D.C. 20007
     Telephone requests may be directed to (202) 295-1000.

     To obtain timely delivery of this information, you must request the
information no later than    , 1999.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the consolidated financial statements and the related notes to those statements considered to be a part of this prospectus.

     Unless the context otherwise requires, references in this prospectus to "MeriStar," "we," "us" and "our" are to MeriStar Hospitality Corporation and its subsidiaries (including our subsidiary operating partnership through which we operate all of our businesses).

                                 ABOUT MERISTAR

GENERAL

     We are a real estate investment trust which owns a portfolio of primarily upscale, full-service hotels, diversified geographically as well as by franchise and brand affiliations, in the United States and Canada. As of December 31, 1998, we owned 117 hotels that contain 29,351 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets and are well located within these markets. A majority of the hotels are operated under nationally recognized brand names such as Hilton(Registered), Sheraton(Registered), Westin(Registered), Marriott(Registered),
Doubletree(Registered) and Embassy Suites(Registered). All of the hotels and our other assets are held by, and all of our operations are conducted by, MeriStar Hospitality Operating Partnership, L.P. We are the sole general partner of the operating partnership and control its operations.

     We believe that the upscale, full-service segment of the lodging industry is the most attractive segment in which to own hotels. The upscale, full-service segment is attractive for several reasons. First, the real estate market has experienced a significant slow down in the past year in the development of upscale, full-service hotels. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, such hotels have particular appeal to both business executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels.

THE MERGER

     Our company was created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities under an Agreement and Plan of Merger, dated as of March 15, 1998.

     Prior to the merger, CapStar transferred specific assets and liabilities to MeriStar Hotels & Resorts, Inc., a wholly owned subsidiary of CapStar, so that MeriStar Hotels would own the hotel management and leasing business previously operated by CapStar and its subsidiaries. CapStar then through a spin-off distributed to its stockholders all of the outstanding capital stock of MeriStar Hotels. Immediately following the merger, MeriStar Hotels acquired all of the partnership interests in AGH Leasing, L.P., the third-party lessee that leased most of the hotels American General owned. MeriStar Hotels also acquired most of the assets and specific liabilities of American General Hospitality, Inc., the third-party manager that managed most of the hotels American General owned. MeriStar Hotels is also the lessee and manager of 109 of the hotels as well as over 100 properties owned by other hotel owners. We share two key officers and four board members with MeriStar Hotels. An intercompany agreement aligns our interests with the interests of MeriStar Hotels, with the objective of benefiting both companies' shareholders.

                                    BUSINESS

     Our business strategy is to opportunistically acquire hotel properties with the potential for cash flow growth, and to renovate and reposition each hotel according to the characteristics of the hotel and its market. During the year ended December 31, 1998, we spent (including expenditures by both CapStar and American

General before the merger) a total of $200 million on renovations at our owned hotels. We intend to spend an additional $175 million during 1999 completing our renovation programs.

ACQUISITION STRATEGY

     We focus our attention on investments in hotels located in markets with economic, demographic and supply dynamics favorable to hotel owners. Through our extensive due diligence process, we select those acquisition targets where we believe selective capital improvements and well selected third-party management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, our senior management, together with MeriStar Hotels, create detailed plans covering all areas of renovation and operation. These plans serve as the basis for our acquisition decisions and guide subsequent renovation and operating plans, which will be carried out by a third-party hotel operator.

     In order to maintain our qualification as a real estate investment trust, we must make annual distributions to our stockholders of at least 95% of our real estate investment trust taxable income (excluding net capital gains). As a result, to complete acquisitions, we rely heavily on our ability to raise new capital through debt and equity offerings; that ability is dependent on the then-current status of the capital markets. During the last six to nine months, the capital markets have changed and equity capital is not available at prices that make it beneficial to acquire new assets.

     Although we are not currently pursuing direct acquisition opportunities, we continue to be aware of acquisition opportunities in the upscale, full-service hotel market. We currently anticipate that we may make investments in hotels through co-investments with strategic partners.

FRANCHISES

     We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

PARTICIPATING LEASES

     Subsidiaries of MeriStar Hotels lease all but eight of the hotels. Each of our leases with MeriStar Hotels is a participating lease designed to allow us to achieve substantial participation in any future growth of revenues generated at our owned hotels. Each of the participating leases has a term of twelve years from the inception of the lease, though each can be terminated earlier if specific events occur. Under each participating lease, MeriStar Hotels is obligated to pay us fixed base rent plus participating rent based on a percentage of revenues at each of our owned hotels.

                                 THE PROPERTIES

     Our corporate headquarters is in Washington, D.C. and we own hotel properties throughout the United States and Canada. As of December 31, 1998, we owned 117 hotels.

     The following table sets forth selected information with respect to our owned hotels for the year ended December 31, 1998:

                                                                         GUEST       AVERAGE DAILY      AVERAGE
HOTEL                               LOCATION                             ROOMS          RATE            OCCUPANCY
----------------------------------  ----------------------------------   ------      -------------      ---------
Sheraton Hotel                      Mesa, AZ                                273          $85.15            53.0%
Crowne Plaza Hotel                  Phoenix, AZ                             250           84.32            52.8
Embassy Suites                      Tucson, AZ                              204           83.72            74.8
Courtyard by Marriott               Century City, CA                        134          115.24            85.6
Hilton Hotel                        Irvine, CA                              289          100.04            73.0
Marriott Hotel                      Los Angeles, CA                         469          118.78            68.5
Courtyard by Marriott               Marina Del Rey, CA                      276           90.08            92.2
Hilton Hotel                        Monterey, CA                            204          114.62            62.5
Doubletree Resort                   Palm Springs, CA                        285           81.62            52.8
Hilton Hotel                        Sacramento, CA                          331          100.09            71.9
Holiday Inn Select                  San Diego, CA                           317           75.54            84.0
Sheraton Hotel                      San Francisco, CA                       525          151.62            86.9
Crowne Plaza Hotel                  San Jose, CA                            239          129.05            72.7
Wyndham Hotel                       San Jose, CA                            355          133.51            65.3
Hilton Hotel                        San Pedro, CA                           226           71.83            81.0
Santa Barbara Inn                   Santa Barbara, CA                        71          149.60            82.3
Holiday Inn                         Colorado Springs, CA                    200           66.38            70.7
Sheraton Hotel                      Colorado Springs, CO                    500           76.89            69.2
Embassy Suites Denver               Englewood, CO                           236          109.99            76.3
Hilton Hotel                        Hartford, CT                            388          102.60            74.3
Ramada                              Meriden, CT                             150           78.20            72.2
The Lodge at the Seaport            Mystic, CT                               77           81.73            54.7
Ramada                              Shelton, CT                             155          122.03            75.9
Doubletree Bradley Airport          Windsor Locks, CT                       200           81.97            69.4
Embassy Row Hilton                  Washington, DC                          193          125.84            74.9
Georgetown Inn                      Washington, DC                           96          133.96            83.2
The Latham Hotel                    Washington, DC                          143          124.03            83.0
South Seas Plantation               Captiva, FL                             579          221.00            59.4
Hilton Hotel                        Clearwater, FL                          426          100.57            70.6
Ramada Hotel                        Clearwater, FL                          289           72.95            66.9
Hilton Hotel                        Cocoa Beach, FL                         296           84.93            76.8
Holiday Inn                         Ft. Lauderdale, FL                      240           73.69            73.1
Howard Johnson Resort               Key Largo, FL                           100           78.57            84.6
Westin Hotel                        Key Largo, FL                           200          133.37            70.2
Courtyard by Marriott               Lake Buena Vista, FL                    314          102.48            84.9
Sheraton Safari Hotel               Lake Buena Vista, FL                    489           77.11            77.8
Radisson Hotel                      Marco Island, FL                        268          126.19            69.7
Holiday Inn                         Madeira Beach, FL                       149           76.09            65.5
Radisson Hotel                      Orlando, FL                             742           88.05            71.2
Best Western Hotel                  Sanibel Island, FL                       46          133.76            75.6
Sanibel Inn                         Sanibel Island, FL                       96          148.93            74.3
Seaside Inn                         Sanibel Island, FL                       32          148.12            71.2
Song of the Sea                     Sanibel Island, FL                       30          170.91            86.3
Sundial Beach Resort                Sanibel Island, FL                      243          184.43            72.7
Doubletree Hotel                    Tampa, FL                               496           58.97            71.4

                                                                         GUEST       AVERAGE DAILY      AVERAGE
HOTEL                               LOCATION                             ROOMS          RATE            OCCUPANCY
----------------------------------  ----------------------------------   ------         -------           -----
Doubletree Guest Suites             Atlanta, GA                             155         $107.45            65.9
Westin Atlanta Airport              Atlanta, GA                             495           85.14            78.7
Jekyll Inn                          Jekyll Island, GA                       262           65.59            52.8
Wyndham Hotel                       Marietta, GA                            218           63.60            72.0
Radisson Hotel                      Arlington Heights, IL                   201           87.15            70.3
Radisson Hotel & Suites             Chicago, IL                             350          150.26            78.0
Holiday Inn                         Rosemont, IL                            507          110.26            80.4
Radisson Hotel                      Schaumburg, IL                          200           89.11            70.2
Doubletree Guest Suites             Indianapolis, IN                        137           90.00            69.0
Radisson Plaza                      Lexington, KY                           367           84.00            62.7
Seelbach Hilton Hotel               Louisville, KY                          321          107.54            65.6
Holiday Inn Select                  Kenner, LA                              303           85.60            76.6
Lafayette Hilton & Towers           Lafayette, LA                           327           76.89            72.6
Maison de Ville                     New Orleans, LA                          23          267.25            67.6
Holiday Inn                         Annapolis, MD                           219           91.11            70.4
Radisson Hotel                      Baltimore, MD                           148          106.25            75.5
Sheraton Hotel                      Columbia, MD                            287          102.77            73.4
Holiday Inn Express                 Hanover, MD                             159           75.43            82.5
Hampton Inn                         Ocean City, MD                          168           82.67            53.7
Hilton Hotel                        Detroit, MI                             151           93.12            85.1
Hilton Hotel                        Grand Rapids, MI                        224           85.91            66.7
Holiday Inn Sports Complex          Kansas City, MO                         163           69.87            73.0
Holiday Inn                         St. Louis, MO                           120           71.91            81.7
Sheraton Airport Plaza              Charlotte, NC                           222           90.87            73.4
Hilton Hotel                        Durham, NC                              194           88.98            62.0
Courtyard by Marriott               Durham, NC                              146           81.01            72.0
Four Points Hotel                   Cherry Hill, NJ                         213           78.64            62.8
Ramada Hotel                        Mahwah, NJ                              128           91.11            73.2
Sheraton Hotel                      Mahwah, NJ                              225          117.79            78.0
Westin Morristown                   Morristown, NJ                          199          121.67            59.1
Four Points Hotel                   Mt. Arlington, NJ                       124          100.86            75.7
Doral Forrestal                     Princeton, NJ                           290          154.39            65.3
Courtyard by Marriott               Secaucus, NJ                            165          115.84            87.8
Marriott Hotel                      Somerset, NJ                            440          123.13            74.9
Doubletree Hotel                    Albuquerque, NM                         295           75.26            71.4
Wyndham Hotel                       Albuquerque, NM                         276           65.89            80.8
Crowne Plaza Hotel                  Las Vegas, NV                           202           86.40            82.2
St. Tropez Suites                   Las Vegas, NV                           149           97.35            72.6
Radisson Hotel                      Rochester, NY                           171           69.93            71.4
Radisson Hotel                      Middleburg Heights, OH                  237           75.41            66.8
Hilton Hotel                        Toledo, OH                              213           70.81            60.7
Westin Hotel                        Oklahoma City, OK                       395           74.64            52.9
Crowne Plaza Hotel                  Lake Oswego, OR                         161          109.06            64.4
Sheraton Great Valley               Frazer, PA                              198          110.18            75.4
Embassy Suites Center City          Philadelphia, PA                        288          136.31            74.7
Holiday Inn Select                  Trevose, PA                             215           92.77            72.2
Hilton Hotel                        Arlington, TX                           309           86.18            76.8
Doubletree Hotel                    Austin, TX                              350           95.80            66.8
Austin Hilton & Towers              Austin, TX                              320           80.52            67.3
Holiday Inn Select                  Bedford, TX                             243           66.62            80.1
Radisson Hotel                      Dallas, TX                              304           65.08            71.8
Renaissance Hotel                   Dallas, TX                              289           94.91            58.0

                                                                         GUEST       AVERAGE DAILY      AVERAGE
HOTEL                               LOCATION                             ROOMS          RATE            OCCUPANCY
----------------------------------  ----------------------------------   ------         -------           -----
Sheraton Hotel                      Dallas, TX                              348          $68.29            60.9
Hilton Hotel                        Houston, TX                             291           67.56            69.2
Marriott Hotel                      Houston, TX                             302          117.52            69.4
Hilton Hotel                        Houston, TX                             295          105.85            78.7
Sheraton Hotel                      Houston, TX                             382           80.55            56.3
Holiday Inn Select                  Irving, TX                              409           77.76            79.7
Hilton Hotel                        Midland, TX                             249           74.88            51.9
Hilton Hotel                        Salt Lake City, UT                      287           78.35            80.8
Holiday Inn                         Alexandria, VA                          178          107.75            75.4
Ramada Inn                          Alexandria, VA                          253           99.52            68.0
Hilton Hotel                        Arlington, VA                           209          117.10            82.4
Hilton Hotel                        Arlington, VA                           386           99.25            71.2
Hampton Inn                         Richmond, VA                            124           70.01            75.6
Holiday Inn                         Richmond, VA                            280           55.56            60.9
Hilton Hotel                        Bellevue, WA                            179          118.91            79.0
Crowne Plaza Hotel                  Madison, WI                             226           94.11            71.5
Holiday Inn Calgary Airport         Calgary, Alberta                        170           48.36            78.7
Sheraton Hotel                      Guildford, B.C.                         278           66.61            70.1
Holiday Inn Metrotown               Vancouver, B.C.                         100           72.74            83.1
Ramada Vancouver Centre             Vancouver, B.C.                         118           68.74            79.9
                                                                         ------         -------           -----
Total/Weighted Average                                                   29,351          $95.00            71.5%
                                                                         ------         -------           -----
                                                                         ------         -------           -----

                            CORPORATE ORGANIZATION

                                 [FLOW CHART]

                                    Public
                                      |
                                      |
                                      v
                     ------------------------------------
       |-------------| MeriStar Hospitality Corporation |
       |             |            (MD Corp.)            |
       | .001%       ------------------------------------
       | ownership                    |                   \ 100%
       |                              |                    \
       |                              | 1%                 ---------------------
       |                              | General            | MeriStar LP, Inc. |
       |                              | Partner            |     (NV Corp.)    |
       |                              |                    ---------------------
       |                              |                    /
       |                              |                   / 86.6%
       |                              |                  /  Limited
       |                              |                 /   Partner
       |                              |                /
       |             ------------------------------------
       |             |       MeriStar Hospitality       |
       |            /|   Operating Partnership, L.P.    |---------------
       |           / |             (DE LP)              |              |
       |          /  ------------------------------------              |
       |         /           |        ^            |                   |
       |  99.999% ownership  |        |           100%               12.4%
       |       /             |        |            |                 Other
       |      /              |        |            |            Limited Partners
       |     /               |        |            |
----------------             |        |   -------------------------
| Subsidiaries |             |        |   | Directly owned hotels |
----------------             |        |   -------------------------
                             |        |
                             |        |
           Participating Leases      Base and Participating Rent
                             |        |
                             |        |
                             |        |
                             v        |
                     ------------------------------------
                     |        MeriStar Hotels &         |
                     |          Resorts, Inc.           |
                     |            (DE Corp.)            |
                     ------------------------------------

                             ABOUT THIS TRANSACTION

     On March 18, 1999, we privately placed $55 million of our 8 3/4% Senior Subordinated Notes due 2007.

     Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, in which we agreed to deliver this prospectus to you and to complete this exchange offer on or before August 27, 1999. If we do not complete this exchange before August 27, 1999, we must pay liquidated damages until the exchange offer is completed. You should read the discussion under the heading "The Exchange Offer" and "Description of the Exchange Notes" for further information regarding the notes to be issued in the exchange offer.

     We issued the outstanding notes to reduce outstanding indebtedness under our revolving credit facility and to invest in real estate ventures. The indebtedness under the revolving credit facility was used to refinance existing indebtedness and for the acquisition and renovation of hotel properties. Please refer to the section in this prospectus entitled "Use of Proceeds."

                            ABOUT THE EXCHANGE OFFER

Securities Offered..........................  $55 million in principal amount of new 8 3/4% Senior Subordinated
                                              Notes due 2007, which have been registered under the Securities Act of 1933. The terms of the notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply to the new registered notes.

The Exchange Offer..........................  We are offering to issue these registered notes in exchange for a like principal amount of our outstanding notes. You may tender your outstanding notes for exchange by following the procedures described under the heading "The Exchange Offer."

Tenders; Expiration Date; Withdrawal........  The exchange offer will expire at 5:00 p.m., New York City time on
                                                , 1999, unless we extend it. If you decide to exchange your outstanding notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any notes that you tender for
                                              exchange at any time before             , 1999. If we decide for any
                                              reason not to accept any notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The Exchange
                                              Offer--Terms of the Exchange Offer."

United States Federal Income Tax
  Considerations............................  Your exchange of outstanding notes for notes to be issued in the exchange offer will not cause you to realize any gain or loss for
                                              United States federal income tax purposes. See "Certain United
                                              States Federal Tax Considerations."

Use of Proceeds.............................  We will not receive any cash proceeds from the exchange offer.

Exchange Agent..............................  IBJ Whitehall Bank & Trust Company.

Consequences of Failure to Exchange Your
  Outstanding Notes.........................  If you do not exchange your outstanding notes in the exchange offer, your ability to transfer them will still be restricted as described in the legend on those notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered..........................  $55,000,000 aggregate principal amount of 8 3/4% Senior Subordinated
                                              Notes due 2007.

Maturity Date...............................  August 15, 2007.

Interest Payment Dates......................  February 15 and August 15 of each year, commencing August 15, 1999.

Mandatory Redemption........................  None.

Optional Redemption.........................  On or after August 15, 2002, we may redeem some or all of the notes being issued in the exchange offer at the redemption prices listed in this document under the heading "Description of the Exchange
                                              Notes--Optional Redemption," together with accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date.

                                              Before August 15, 2000, we may redeem up to 35% of the aggregate principal amount of the outstanding notes and the exchange notes with the proceeds of public offerings of equity in our company at the prices listed below under the heading "Description of the
                                              Exchange Notes--Optional Redemption." In addition, before
                                              August 15, 2002, we may redeem the notes at a price equal to the approximate present value of the Notes at the time of redemption, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption. However, no optional redemption of the outstanding notes or the exchange notes shall be made unless a proportionate redemption of our 8 3/4% Senior Subordinated Notes issued under a previous indenture on August 19, 1997 is made under that indenture. Please refer to the section in this prospectus entitled "Description of Notes--Optional Redemption."

Change of Control...........................  After a change of control of our company, you will have the right to require us to purchase all or some of your exchange notes at a purchase price in cash equal to 101% of the aggregate principal amount of these exchange notes, together with accrued and unpaid interest and liquidated damages, if any, to the date of purchase.
                                              Please refer to the section in this prospectus entitled "Description of Notes--Repurchase at the Option of Holders--Change of Control."

Ranking.....................................  The exchange notes will be general unsecured obligations and will rank junior in right of payment to all existing and future senior debt. They will also effectively rank junior in right of payment to all obligations of our subsidiaries, including trade payables in the ordinary course of our business. The notes will rank equally in right of payment with any present and future senior subordinated indebtedness and will rank senior to all other subordinated indebtedness.

                                              None of our subsidiaries is presently required to guarantee the notes, although under specific future circumstances, we may be required to cause one or more of our subsidiaries to guarantee the notes on a senior subordinated basis. On a pro forma basis, we would have approximately $1.65 billion of indebtedness outstanding, including $913.1 million of senior debt and $370.0 million of non-recourse indebtedness of some of our subsidiaries. Please refer to the section in this prospectus entitled "Description of the
                                              Exchange Notes--Subordination" and "--Subsidiary Guarantees."

Restrictive Covenants.......................  The indenture under which the exchange notes will be issued limits the ability of our company and some of our subsidiaries to
                                              (a) incur indebtedness or issue preferred stock, (b) pay dividends,
                                              (c) repurchase equity interests and junior indebtedness, (d) complete specific asset sales, (e) enter into transactions with related entities, (f) make investments, (g) create or incur liens, (h) merge or consolidate with any person or (i) transfer, lease, or otherwise dispose of all or substantially all of our assets. All of these limitations and prohibitions have a number of important
                                              qualifications and exceptions. Please refer to the section in this prospectus entitled "Description of the Exchange Notes--Covenants"
                                              and "--Asset Sales."

Risk Factors................................  You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 12 and all the other information provided to you in this prospectus in deciding whether to tender your outstanding notes in the exchange offer.

              Summary Historical Financial and Other Information

     The following table shows summary historical financial information for our company. We did not provide for federal income taxes for the year ended December 31, 1995 because, before the August 1996 initial public offering, our predecessor entities were partnerships and all federal income tax liabilities were passed through to the individual partners. From 1995 to 1998, certain loan facilities were refinanced and the write-offs of deferred costs associated with the prior facilities were recorded as extraordinary losses.

     On July 1, 1998, we adopted AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." The effect of this accounting change as shown below was a pre-tax charge against income for the year ended December 31, 1998 of $1,485,000 ($921,000 net of tax effect).

     The average occupancy rate given below represents the total number of paid rooms our hotel guests occupied divided by the total number of available rooms. The average daily rate represents total room revenues at our hotels divided by the total number of paid rooms our hotel guests occupied. Finally, revenue per available room represents total room revenues at our hotels divided by the total number of available rooms.

     The following information should be read together with our consolidated financial statements and related notes, which are considered part of this document, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" starting on page 25. The selected operating results and balance sheet data have been extracted from the consolidated financial statements for each of the periods presented.

                                                                       YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------
                                                         1998          1997         1996        1995       1994
                                                      ----------    ----------    --------    --------    ------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND
                                                                           OPERATING DATA)
OPERATING RESULTS:
Revenue:
  Hotel operations:
  Participating lease revenue......................   $  135,994    $       --    $     --    $     --    $   --
  Rooms............................................      275,610       207,736      68,498       4,456        --
  Food, beverage, office rental & other............      110,519       103,521      36,949       7,471        --
  Management services & other revenues.............        3,174         5,136       4,345       4,436     4,418
                                                      ----------    ----------    --------    --------    ------
Total revenues.....................................      525,297       316,393     109,792      26,363     4,418
                                                      ----------    ----------    --------    --------    ------
Operating expenses:
Departmental expenses:
  Rooms............................................       65,048        51,075      17,509       4,190        --
  Food, beverage and other.........................       80,327        77,373      27,102       5,437        --
Undistributed operating expenses:
  Administrative and general.......................       62,350        50,332      20,448       8,078     4,508
  Property and other operating costs...............      122,963        55,111      17,151       3,934        --
  Depreciation and amortization....................       60,703        20,990       8,248       2,097        23
                                                      ----------    ----------    --------    --------    ------
Total operating expenses...........................      391,391       254,881      90,458      23,736     4,531
                                                      ----------    ----------    --------    --------    ------
Net operating income (loss)........................      133,906        61,512      19,334       2,627      (113)
Interest expense, net..............................       64,378        21,024      12,346       2,414        --
Minority interest..................................        5,121         1,425         (39)        (18)       --
Provision for income taxes.........................       15,699        14,911       2,674          --        --
                                                      ----------    ----------    --------    --------    ------
Income (loss) before extraordinary loss............       48,708        24,152       4,353         231      (113)
Extraordinary loss, net of tax.....................       (4,080)       (4,092)     (1,956)       (888)       --
Cumulative effect of accounting change, net of
  tax..............................................         (921)           --          --          --        --
                                                      ----------    ----------    --------    --------    ------
Net income (loss)..................................   $   43,707    $   20,060    $  2,397    $   (657)   $ (113)
                                                      ----------    ----------    --------    --------    ------
                                                      ----------    ----------    --------    --------    ------

                                                                       YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------
                                                         1998          1997         1996        1995       1994
                                                      ----------    ----------    --------    --------    ------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND
                                                                           OPERATING DATA)

BALANCE SHEET DATA:
  Investments in hotel properties, gross...........   $2,909,439    $  950,052    $343,092    $110,883    $  176
  Total assets.....................................    2,998,460     1,124,642     379,161     132,650     1,232
  Long term debt...................................    1,602,352       492,771     200,361      73,574        --

OTHER FINANCIAL AND OPERATING DATA:
Ratio of earnings to fixed charges.................        1.89x         1.62x       1.46x       1.05x        --
Owned hotels:
  Number of hotels.................................          117            47          19           6        --
  Number of guest rooms............................       29,351        12,019       5,166       2,101        --
  Total revenues...................................   $  522,123    $  311,257    $105,447    $ 21,927    $   --
  Average occupancy................................        71.5%         72.0%       71.6%       72.3%        --
  Average daily rate...............................   $    95.00    $    86.87    $  82.84    $  71.58    $   --
  Revenue per available room.......................   $    67.90    $    62.55    $  59.31    $  51.75    $   --

                                  RISK FACTORS

     You should consider carefully the information below, as well as all the other information included or considered to be part of this prospectus before you decide to tender your outstanding notes in the exchange offer. Our actual results could differ materially from those anticipated in forward-looking statements made in this prospectus, including those described in the following risk factors and elsewhere in this prospectus. Please refer to the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Special Note Regarding Forward-Looking Statements."

WE HAVE SIGNIFICANT DEBT, WHICH MAY LIMIT OUR ABILITY TO BORROW, RESTRICT THE USE OF OUR CASH FLOWS AND EXPOSE US TO SIGNIFICANT REFINANCING RISKS.

     We currently have significant amounts of debt outstanding and, accordingly, are exposed to the risks normally associated with debt financing, including the risk that:

     o our cash flow from operations will be insufficient to make required payments of principal and interest, including principal and interest on the outstanding and exchange notes;

     o existing indebtedness, including secured indebtedness, may not be refinanced; or

     o the terms of any refinancing will not be as favorable as the terms of existing indebtedness.

     If we do not have sufficient funds to repay our indebtedness at maturity, it may be necessary to refinance our indebtedness through additional debt financing, private or public offerings of debt securities or additional equity offerings. If, at the time of any of the refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect cash flow, and, consequently, cash available for repayment of indebtedness. If we are unable to refinance our indebtedness on acceptable terms, we might be forced to dispose of hotels or other assets on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. If we are unable to make required payments of principal and interest on indebtedness secured by our hotels, the properties could be foreclosed upon by the lender with a consequent loss of income and asset value.

     Likewise our credit facility requirements could affect our financial condition. We have in place a senior secured credit facility that, at inception, provided for a maximum borrowing amount of up to $1.0 billion. The credit facility is structured as a $300 million, five-year term loan facility; a $200 million, five-and-a-half year term loan facility; and a $500 million, three-year revolving credit facility with two one-year optional extensions. Our ability to borrow under the credit facility is limited by financial covenants, including leverage and interest rate coverage ratios and minimum net worth requirements. Our credit facility limits our ability to effect mergers, asset sales and change of control events and limits dividends to the lesser of

     o 90% of funds from operation; and

     o 100% of funds from operations less a capital reserve equal to 4% of gross room revenues.

The credit facility also contains a cross-default provision which would be triggered by a default or acceleration of

     o $20 million or more of indebtedness secured by our assets, or

     o $5 million or more of any other indebtedness.

     We also have outstanding $150 million aggregate principal amount of senior subordinated unsecured notes due 2007 that bear interest at an annual rate of 8.75% and $173 million of outstanding convertible notes due 2004 that bear interest at 4.75%. The indentures relating to these notes contain, as does the indenture relating to the exchange notes, limitations on our ability to effect mergers and change of control events. The indenture relating to the $150 million of senior subordinated unsecured notes, and the indenture relating to the outstanding and exchange notes contain financial covenants, including:

     o limitations on incurring additional indebtedness and the issuance of capital stock unless an interest coverage ratio is met;

     o limitations on the declaration and payment of dividends;

     o limitations on the sale of our assets;

     o limitations on transactions with our affiliates; and

     o limitations on liens.

     Our organizational documents do not limit the amount of indebtedness which we may incur. As of the date of this prospectus, approximately 25% of our hotel assets, based on the number of guest rooms, were encumbered by mortgage debt.

PAYMENT OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES IS JUNIOR IN RIGHT OF PAYMENT TO EXISTING AND FUTURE SENIOR DEBT, AND EFFECTIVELY JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF OUR SUBSIDIARIES.

     On a pro forma basis, we would have approximately $1.63 billion of indebtedness outstanding, including $1,091.7 million of senior debt and $370.0 million of non-recourse indebtedness of our unrestricted subsidiaries. The exchange notes will rank junior in right of payment to all existing and future senior debt, including the principal, premium (if any) and interest with respect to our credit facility. The exchange notes will also effectively rank junior in right of payment to all of the obligations of our subsidiaries, including trade payables in the ordinary course of business.

WE MAY NOT PAY THE PRINCIPAL OR INTEREST ON THE EXCHANGE NOTES IF A DEFAULT OCCURS AND IS CONTINUING IN THE PAYMENT DUE ON OUR SENIOR DEBT.

     We may not pay principal of, premium (if any) on, or interest on, the exchange notes, or repurchase or redeem or otherwise retire any exchange notes, if any default occurs and is continuing in the payment when due of any senior debt, except that you may receive debt or equity securities that are junior in right of payment to our senior debt and payments made from a defeasance trust. In addition, if any other event of default exists with respect to designated senior debt and specific other conditions are satisfied, we may not make any payments on the exchange notes for up to 179 days, except that you may receive debt or equity securities that are junior in right of payment to our senior debt and payments made from a defeasance trust. Upon any payment or distribution of assets in connection with a total or partial liquidation or dissolution or reorganization of our company or similar proceeding, the holders of senior debt will be entitled to receive payment in full before you are entitled to receive any payment. Please refer to the section of this prospectus entitled "Description of Exchange Notes--Subordination."

SOME OF OUR BORROWINGS BEAR INTEREST AT VARIABLE RATES; THEREFORE, OUR CASH FLOW AND ABILITY TO PAY PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES MAY BE ADVERSELY AFFECTED BECAUSE WE ARE EXPOSED TO THE RISK OF RISING INTEREST RATES.

     Some of our borrowings bear interest at variable rates, including amounts outstanding under our credit facility. In addition, we may incur indebtedness in the future that bears interest at a variable rate or we may be required to retain our existing indebtedness at higher interest rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our cash flow.

PAYMENT OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES IS DEPENDENT ON THE ABILITY OF OUR LESSEES TO MAKE RENT PAYMENTS TO US UNDER THE HOTEL LEASES.

     Our revenues and our ability to make principal and interest payments on the exchange notes depend solely upon the ability of MeriStar Hotels and our other hotel lessee to make rent payments under hotel leases. We receive both base rent and a percentage of gross sales above a minimum level under our hotel leases. As a result, we will participate in the economic operations of our hotels only through our share of gross revenues. Any failure or delay by MeriStar Hotels or our other hotel lessee in making rent payments would adversely affect our ability to make principal and interest payments on the exchange notes. The failure or delay by MeriStar Hotels or our other hotel lessee may be caused by reductions in revenue from the hotels they lease from us.

EXTERNAL FACTORS THAT AFFECT OUR HOTEL LESSEES COULD AFFECT OUR REVENUES AND ABILITY TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES.

     MeriStar Hotels and our other hotel lessee will be affected by factors beyond their control such as changes in the level of demand for rooms and related services of our hotels, the ability of MeriStar Hotels and our other lessee to maintain and increase gross revenues at our hotels and other factors relating to the operations of our hotels. Although failure on the part of either MeriStar Hotels or our other lessee to materially comply with the terms of a hotel lease (including failure to pay rent when due) gives us the non-exclusive right to terminate the lease, repossess the applicable hotel and enforce the payment obligations under the lease, we would then be required to find another lessee to lease the hotel because we cannot operate hotels directly due to federal income tax restrictions. In addition, it is possible that we will be unable to enforce the payment obligations under the leases following the termination. We cannot assure you that we would be able to find another lessee or that, if another lessee were found, we would be able to enter into a new lease on terms favorable to us.

THERE ARE POSSIBLE CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH MERISTAR HOTELS THAT COULD AFFECT OUR REVENUES AND ABILITY TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES.

     We share a number of board members and senior executives with MeriStar Hotels, which may cause our interests to conflict.

     We share four of the nine members of our board of directors, as well as two senior executives, with MeriStar Hotels. Our relationship with MeriStar Hotels is governed by an intercompany agreement, which restricts each party from taking advantage of business opportunities without first presenting those opportunities to the other party. We may have conflicting views with MeriStar Hotels on the manner in which our hotels are operated and managed, and with respect to lease arrangements, acquisitions and dispositions. As a result, our directors and senior executives, who serve in similar capacities at MeriStar Hotels, may well be presented with several decisions which provide them the opportunity to benefit us to the detriment of MeriStar Hotels or benefit MeriStar Hotels to our detriment. Similar inherent potential conflicts of interest will be present in all of the numerous transactions between us and MeriStar Hotels.

     Our revenues and ability to make payments of principal and interest on the exchange notes could be affected by restrictions that prohibit MeriStar Hotels from making investments that a real estate investment trust could make unless we decline the opportunity in a particular situation.

     The certificate of incorporation of MeriStar Hotels provides that, for as long as the intercompany agreement with us remains in effect, MeriStar Hotels is prohibited from engaging in activities or making investments that a real estate investment trust could make unless we are first given the opportunity but choose not to pursue those activities or investments. Under the intercompany agreement, MeriStar Hotels has, with limited exceptions, agreed not to acquire or make
(1) investments in real estate which, for purposes of the intercompany agreement, include the provision of services related to real estate and investment in hotel properties, real estate mortgages, real estate derivatives or entities that invest in real estate assets, or (2) any other investments that may be structured in a manner that qualifies under the federal income tax requirements applicable to real estate investment trusts, unless in either case it has notified us of the acquisition or investment opportunity and we have determined not to pursue the acquisition or investment. MeriStar Hotels also has agreed to assist us in structuring and completing any acquisition or investment which we do elect to pursue, on terms determined by us.

     Our revenues and ability to make payments of principal and interest on the exchange notes could be affected by restrictions that require us to offer lessee opportunities to MeriStar Hotels.

     The intercompany agreement grants MeriStar Hotels the right of first refusal to become the lessee of any real property that we acquire and are required, consistent with our status as a real estate investment trust, to lease to a third party. This lessee opportunity will be available to MeriStar Hotels only if we determine that MeriStar Hotels is qualified to be the lessee. Because of the provisions of the intercompany agreement and the MeriStar Hotels charter, the nature of MeriStar Hotels' business and the opportunities it may pursue are restricted.

     Our operating income could be affected if we sell a hotel because we generally have to pay a lease termination fee to MeriStar Hotels if we do so.

     We generally will be obligated under our leases with MeriStar Hotels to pay a lease termination fee to MeriStar Hotels if we (1) elect to sell a hotel or
(2) elect not to restore a hotel after a casualty and do not replace it with another hotel on terms that would create a leasehold interest in the hotel with a fair market value equal to the fair market value of MeriStar Hotels's remaining leasehold interest under the lease to be terminated. When applicable, the termination fee is equal to the fair market value of MeriStar Hotels' leasehold interest in the remaining term of the lease to be terminated. A decision to sell a hotel may, therefore, have significantly different consequences for us and for MeriStar Hotels.

     Our financial condition could be adversely affected because we lack control over the management and operation of our owned hotels.

     We are dependent on the ability of MeriStar Hotels and our other hotel lessee to operate and manage our hotels. In order to maintain our real estate investment trust status, we cannot operate our hotels or any subsequently acquired hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, including decisions with respect to the setting of room rates, food and beverage operations and similar matters.

     Our relationship with MeriStar Hotels could have a negative impact on our acquisitions because other potential parties may not approach us.

     Our relationship with MeriStar Hotels could negatively impact our ability to acquire additional hotels because hotel management companies, franchisees and others who would have approached us with acquisition opportunities in hopes of establishing lessee or management relationships may not do so knowing that we will rely primarily on MeriStar Hotels to lease and/or manage the acquired properties. These persons may instead provide those acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on our acquisition activities in the future.

     There was no arm's-length bargaining of the intercompany agreement with MeriStar Hotels.

     The terms of the intercompany agreement with MeriStar Hotels were not negotiated on an arm's-length basis. Because the two companies share some of the same executive officers and directors, there is a potential conflict of interest with respect to the enforcement and termination of the intercompany agreement to our benefit to the detriment of MeriStar Hotels or to benefit MeriStar Hotels to our detriment. Because of these conflicts, the executive officers and directors may have conflicts of interest with respect to their decisions relating to enforcement of the intercompany agreement.

OUR FRANCHISE AND LICENSE AGREEMENTS MAY CONFLICT WITH OUR BUSINESS PHILOSOPHY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION BECAUSE THE AGREEMENTS SET STANDARDS FOR AND LIMITATIONS ON THE OPERATIONS OF THE HOTELS AT THE DISCRETION OF THE FRANCHISOR.

     Substantially all of our hotels are operated under existing franchise or license agreements with nationally recognized hotel brands. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy, shared with MeriStar Hotels, of creating specific business plans tailored to each hotel and to each market. Those standards are often changed over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with those standards could require a franchisee to incur significant expenses or capital expenditures. Action or inaction on our part, by MeriStar Hotels or by our other third-party operators, could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

     Terminating a franchise or license agreement could adversely affect our operations.

     In connection with terminating or changing the franchise affiliation of a hotel or a subsequently acquired hotel, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The franchise agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the franchise agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel.

OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY THE POTENTIAL COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in those property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate the contaminated property, may adversely affect the owner's ability to sell or rent such real property or to borrow funds using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of the substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by that person.

     The operation and removal of underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to regulated substances and storage tanks and claims related to them. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

     All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I assessment is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase I assessments have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operation or financial condition, nor are we aware of any environmental liability or concerns.

     In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at the hotels. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on our results of operations or financial condition.

OUR INVESTMENTS ARE IN A SINGLE INDUSTRY, WHICH EXPOSES US TO GREATER FINANCIAL RISKS THAN IF WE HAD DIVERSIFIED INVESTMENTS.

     Our current strategy is to acquire interests only in hospitality and lodging properties. As a result, we are exposed to the risks inherent in investing in a single industry. The effects on cash available for distribution resulting from a downturn in the hotel industry may be more pronounced than if we had diversified our investments.

THERE ARE VARIOUS REAL ESTATE INVESTMENT TRUST TAX RISKS THAT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     A loss of our qualification as a real estate investment trust could require us to make significant income tax payments, and we might have to borrow funds to do so.

     We have operated and intend to continue to operate in a manner designed to permit us to qualify as a real estate investment trust for federal income tax purposes. Qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a real estate investment trust. The complexity of these provisions and of the applicable income tax regulations under the Internal Revenue Code is greater in the case of a real estate investment trust that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a real estate investment trust or the federal income tax consequences of that qualification.

     If we fail to qualify as a real estate investment trust in any taxable year, we will not be allowed a deduction for distributions to our stockholders in computing our taxable income and will have to pay federal income tax (including any applicable alternative minimum tax) on our taxable income at the applicable corporate rate. In addition, unless we were entitled to relief under statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification is lost. This disqualification would reduce our funds available for repayment of indebtedness because of our additional tax liability for the year or years involved.

     If the Internal Revenue Service were successfully to determine that our operating partnership, or any of the partnerships, joint ventures or limited liability companies in which we or our operating partnership hold an interest, is properly treated for federal income tax purposes as a corporation, rather than as a partnership (or, in the case of some single-member limited liability companies, disregarded as an entity separate from the member), we would cease to qualify as a real estate investment trust. The imposition of a corporate income tax on the particular entity, with a concomitant loss of our real estate investment trust status, would substantially reduce the amount of cash available for repayment of indebtedness.

     If we were to fail to qualify as a real estate investment trust, we no longer would have to meet the distribution requirements of the Internal Revenue Code. To the extent that distributions to stockholders would have been made in anticipation of our qualifying as a real estate investment trust, we might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax. Although we currently operate in a manner designed to qualify as a real estate investment trust, it is possible that future economic, market, legal, tax or other considerations may cause us to decide to revoke the real estate investment trust election.

     The income distribution requirements applicable to real estate investment trusts could cause us to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt which would require us to borrow funds or to sell assets to fund the cost of those items.

     To obtain the favorable tax treatment accorded to real estate investment trusts under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 95% of our real estate investment trust taxable income. We will have to pay income tax on any undistributed real estate investment trust taxable income and net capital gain, and a 4% nondeductible excise tax on the amount, if any, by which distributions we pay with respect to any calendar year are less than the sum of:

     o 85% of our ordinary income for the calendar year;

     o 95% of our capital gain net income for that year; and

     o 100% of our undistributed income from prior years.

     We intend to make distributions to our stockholders to comply with the distribution provisions of the Internal Revenue Code and generally to avoid federal income taxes and the nondeductible 4% excise tax. Our income will consist primarily of our share of income of our operating partnership and our cash flow will consist primarily of our share of distributions from the operating partnership. It is possible, however, that differences in timing between the receipt of income and the payment of expenses in arriving at our taxable income or the taxable income of the operating partnership and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require us to borrow funds directly or through the operating partnership on a short or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a real estate investment trust and avoid federal income taxes and the 4% nondeductible excise tax. In those circumstances, we might need to borrow funds directly to avoid adverse tax consequences even if we believe that the then-prevailing market conditions generally are not favorable for borrowing or that borrowing is not advisable in the absence of those tax considerations.

     Distributions by the operating partnership will be determined by us and are dependent on a number of factors, including:

     o the amount of cash available for distribution;

     o the operating partnership's financial condition;

     o our decision to reinvest funds rather than to distribute the funds;

     o the operating partnership's capital expenditure requirements; and

     o the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code.

     However, the limited partnership agreement of the operating partnership generally authorizes us, as the general partner of the operating partnership, to take any steps necessary to cause the operating partnership to distribute to its partners an amount needed to meet the real estate investment trust minimum distribution requirements. Accordingly, although we intend to continue to satisfy the annual distribution requirement to avoid corporate income taxation on the earnings that we distribute, we cannot assure you that we will be able to do so.

THERE ARE POTENTIAL CONFLICTS RELATING TO OUR "PAPER-CLIP" STRUCTURE, WHICH MAY BE DETRIMENTAL TO OUR INTERESTS.

     Under the intercompany agreement with MeriStar Hotels, each of us will provide the other with reciprocal rights to participate in specific transactions entered into by us. In particular, MeriStar Hotels will generally have a right of first refusal to become the lessee of any real property we acquire if we determine that, consistent with our status as a real estate investment trust, we are required to enter into a specific lease arrangement. This is only the case, though, if we determine that MeriStar Hotels or an entity that it controls is qualified to be the lessee. This is known as the "paper-clip" real estate investment trust structure. However, because of the independent trading of the stock of the two companies, stockholders in each company may develop divergent interests which could lead to conflicts of interest. This divergence of interests could also reduce the anticipated benefits of the "paper-clip" real estate investment trust structure.

OUR OPERATIONS COULD BE ADVERSELY AFFECTED BECAUSE WE ARE DEPENDENT ON KEY PERSONNEL.

     We place substantial reliance on the lodging industry knowledge and experience and the continued services of our senior management, led by Paul W. Whetsell. While we believe that, if necessary, we could find a replacement for Mr. Whetsell, the loss of his services could have a material adverse effect on our operations. In addition, Mr. Whetsell is currently engaged, and in the future will continue to engage, in the management of MeriStar Hotels.
Mr. Whetsell may experience conflicts of interest in allocating management time, services and functions between us and MeriStar Hotels.

THERE ARE RISKS RELATED TO POTENTIAL YEAR 2000 COMPLIANCE PROBLEMS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We are in the process of conducting a review of our computer systems to identify the systems that could be affected by the "Year 2000" problem and have initiated an implementation plan to address the problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, this could result in a major systems failure or miscalculations.

     Our leased and managed hotel properties contain various information technology and embedded technology systems. Both types of systems contain microprocessors and microcontrollers that must be assessed for Year 2000 compliance. We have developed a comprehensive implementation plan to address the potential Year 2000 problems caused by such systems. This plan involves six stages:

     o increase awareness of issue;

     o assign responsibility for coordinating response to issue;

     o information collection;

     o analysis;

     o modification, repair or replacement; and

     o testing.

     We are currently in our analysis stage and expect to complete this stage in May 1999. The following stages are expected to be completed as follows: modification, repair or replacement--August 1999; and testing--September 1999. As an additional part of our implementation plan to address the Year 2000 problem, we have also initiated communications with third parties with which we have material relationships to determine the extent of potential Year 2000 problems with these parties' services provided to us.

     The most critical of these services involve such items as reservations systems for our hotels. Without such systems, we could suffer a material decline in business at many of our properties. We expect to complete our communications and assessment of third parties' services in May 1999.

     We anticipate completing our Year 2000 implementation plan no later than September 1999. As of December 31, 1998, historical costs incurred to address the Year 2000 problem approximate $0.8 million. We have not yet completed a final cost estimate related to fixing Year 2000 issues, but an initial estimate of these remediation costs for our properties is $10-15 million. This cost estimate is based on our preliminary assessment, and will be refined and adjusted as we continue to complete the stages of our implementation plan to address the potential Year 2000 problems.

     Although we are in the process of modifying our existing software and converting to new software, if such modifications and conversions are not completed timely, the Year 2000 problem could have a material impact on our financial position and operations. Our operations are highly dependent upon participating lease revenue earned from the lessees of our properties. These participating lease revenue amounts are based upon revenues generated at the leased properties. To the extent that the Year 2000 problems materially affect the conduct of operations at those properties, it is likely that those lessees' revenues would be affected, and that our participating lease revenues would ultimately be affected.

A COURT COULD DECLARE THE EXCHANGE NOTES VOID, JUNIOR IN RIGHT OF PAYMENT OR TAKE OTHER ACTIONS DETRIMENTAL TO YOUR INTERESTS.

     An unpaid creditor or representative of creditors, such as a lender under our revolving credit facility, could file a lawsuit claiming that the issuance of the exchange notes constitutes a fraudulent conveyance. If the court were to make such a finding, it could:

     o void our obligations under the exchange notes;

     o declare the exchange notes junior in right of payment to other indebtedness; or

     o take other actions detrimental to you as a holder of the exchange notes.

     To make this determination, a court would have to find that:

     o we did not receive fair consideration or reasonably equivalent value for the exchange notes; and

     o at the time the exchange notes were issued, we were insolvent or rendered insolvent by the issuance of the exchange notes; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts which would be beyond our ability to pay as they matured.

     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction and upon the valuation assumptions and the methodology applied by the court.

     Moreover, regardless of solvency, a court could also void the issuance of the exchange notes if it determined that the transaction was made with the intent to hinder, delay or defraud creditors, or a court could subordinate the exchange notes to the claims of all existing and future creditors on similar grounds.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES.

     The outstanding notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, or if you do not properly tender your outstanding notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.

YOU MAY FIND IT DIFFICULT TO SELL YOUR EXCHANGE NOTES.

     The exchange notes will be registered under the Securities Act but will not be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages market. The exchange notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     o the development of any market for the exchange notes;

     o the liquidity of any market for the exchange notes that may develop;

     o your ability to sell your exchange notes; or

     o the price at which you would be able to sell your exchange notes.

     We have been advised by the initial purchasers for the outstanding notes that they presently intend to make a market in the exchange notes. However, they are not obligated to do so and may discontinue any market-making activity with respect to the exchange notes at any time without notice. If a market for the exchange notes were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of our company. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any disruption may adversely affect you as a holder of the exchange notes.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     The following unaudited pro forma statement of operations gives effect to the merger of our predecessors and the spin-off of MeriStar Hotels as if both transactions occurred on January 1, 1998. The unaudited pro forma statement of operations is not necessarily indicative of what our financial position or results of operations actually would have been if the merger and the spin-off actually occurred on January 1, 1998. Additionally, the unaudited pro forma statement of operations does not purport to project our financial position or results of operations at any future date or for any future period. The unaudited pro forma statement of operations should be read in conjunction with our historical consolidated financial statements and related notes, which are considered part of this prospectus. Please refer to the section of this document entitled "Where You Can Find More Information."

     The average occupancy rate shown below represents the total number of paid rooms our hotel guests occupied divided by the total number of available rooms. The average daily rate represents total room revenues at our hotels divided by the total number of paid rooms our hotel guests occupied. Finally, revenue per available room represents total room revenues at our hotels divided by the total number of available rooms.

                                                                                                  TWELVE MONTHS
                                                                                                     ENDED
                                                                                                DECEMBER 31, 1998
                                                                                              ---------------------
                                                                                                 (IN THOUSANDS,
                                                                                                   EXCEPT PER
                                                                                                  SHARE AMOUNTS
                                                                                                  AND OPERATING
                                                                                                   STATISTICS)
Revenue
  Participating lease revenue..............................................................         $ 327,309
  Office rental and other revenue..........................................................             5,323
                                                                                                    ---------
Total revenue..............................................................................           332,632
                                                                                                    ---------
Expenses
  Administrative and general...............................................................             5,607
  Office rental and other expense..........................................................             2,190
  Property taxes, insurance and other......................................................            41,698
  Depreciation and amortization............................................................            87,910
  Interest expense, net....................................................................            86,196
                                                                                                    ---------
Total expenses.............................................................................           223,601
                                                                                                    ---------
Income before minority interests and income taxes..........................................           109,031
Minority interests.........................................................................            10,533
Income taxes...............................................................................             2,266
                                                                                                    ---------
Net income.................................................................................         $  96,232
                                                                                                    ---------
                                                                                                    ---------
Diluted funds from operations..............................................................         $ 199,426
                                                                                                    ---------
                                                                                                    ---------
Weighted average number of diluted shares of common stock outstanding......................            55,790
                                                                                                    ---------
                                                                                                    ---------
Funds from operations per diluted share....................................................         $    3.57
                                                                                                    ---------
                                                                                                    ---------
Earnings before interest, income taxes, depreciation and amortization......................         $ 283,137
Interest expense...........................................................................            86,196
Ratio of EBITDA to interest expense........................................................             3.28x

     The following is a reconciliation between pro forma net income and pro forma diluted funds from operations for the twelve months ended December 31, 1998:

Pro forma net income.......................................................................         $  96,232
Minority interest..........................................................................             9,883
Interest on convertible debt...............................................................             8,194
Hotel depreciation and amortization........................................................            85,117
                                                                                                    ---------
Pro forma diluted funds from operations....................................................         $ 199,426
                                                                                                    ---------
                                                                                                    ---------
  Pro forma operating statistics:
    Average occupancy......................................................................             71.5%
    Average daily rate.....................................................................         $   95.00
    Revenue per available room.............................................................         $   67.90

              SELECTED HISTORICAL FINANCIAL AND OTHER INFORMATION

     The following table shows selected historical financial information for our company. We did not provide for federal income taxes for the year ended
December 31, 1995 because, before the August 1996 initial public offering, our predecessor entities were partnerships and all federal income tax liabilities were passed through to the individual partners. From 1995 to 1998, certain loan facilities were refinanced and the write-offs of deferred costs associated with the prior facilities were recorded as extraordinary losses.

     On July 1, 1998, we adopted AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." The effect of this accounting change as shown below was a pre-tax charge against income for the year ended December 31, 1998 of $1,485,000 ($921,000 net of tax effect).

     The average occupancy rate given below represents the total number of paid rooms our hotel guests occupied divided by the total number of available rooms. The average daily rate represents total room revenues at our hotels divided by the total number of paid rooms our hotel guests occupied. Finally, revenue per available room represents total room revenues at our hotels divided by the total number of available rooms.

     The following information should be read together with our consolidated financial statements and related notes, which are considered part of this document, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" starting on page 25. The selected operating results and balance sheet data have been extracted from the consolidated financial statements for each of the periods presented.

                                                                       YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------
                                                         1998          1997         1996        1995       1994
                                                      ----------    ----------    --------    --------    ------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND
                                                                           OPERATING DATA)
OPERATING RESULTS:
Revenue:
  Hotel operations:
  Participating lease revenue......................   $  135,994    $       --    $     --    $     --    $   --
  Rooms............................................      275,610       207,736      68,498       4,456        --
  Food, beverage, office rental & other............      110,519       103,521      36,949       7,471        --
  Management services & other revenues.............        3,174         5,136       4,345       4,436     4,418
                                                      ----------    ----------    --------    --------    ------
Total revenues.....................................      525,297       316,393     109,792      26,363     4,418
                                                      ----------    ----------    --------    --------    ------
Operating expenses:
Departmental expenses:
  Rooms............................................       65,048        51,075      17,509       4,190        --
  Food, beverage and other.........................       80,327        77,373      27,102       5,437        --
Undistributed operating expenses:
  Administrative and general.......................       62,350        50,332      20,448       8,078     4,508
  Property and other operating costs...............      122,963        55,111      17,151       3,934        --
  Depreciation and amortization....................       60,703        20,990       8,248       2,097        23
                                                      ----------    ----------    --------    --------    ------
Total operating expenses...........................      391,391       254,881      90,458      23,736     4,531
                                                      ----------    ----------    --------    --------    ------
Net operating income (loss)........................      133,906        61,512      19,334       2,627      (113)
Interest expense, net..............................       64,378        21,024      12,346       2,414        --
Minority interest..................................        5,121         1,425         (39)        (18)       --
Provision for income taxes.........................       15,699        14,911       2,674          --        --
                                                      ----------    ----------    --------    --------    ------
Income (loss) before extraordinary loss............       48,708        24,152       4,353         231      (113)
Extraordinary loss, net of tax.....................       (4,080)       (4,092)     (1,956)       (888)       --
Cumulative effect of accounting change, net of
  tax..............................................         (921)           --          --          --        --
                                                      ----------    ----------    --------    --------    ------
Net income (loss)..................................   $   43,707    $   20,060    $  2,397    $   (657)   $ (113)
                                                      ----------    ----------    --------    --------    ------
                                                      ----------    ----------    --------    --------    ------

                                                                       YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------
                                                         1998          1997         1996        1995       1994
                                                      ----------    ----------    --------    --------    ------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND
                                                                           OPERATING DATA)

BALANCE SHEET DATA:
  Investments in hotel properties, gross...........   $2,909,439    $  950,052    $343,092    $110,883    $  176
  Total assets.....................................    2,998,460     1,124,642     379,161     132,650     1,232
  Long term debt...................................    1,602,352       492,771     200,361      73,574        --

OTHER FINANCIAL AND OPERATING DATA:
Ratio of earnings to fixed charges.................        1.89x         1.62x       1.46x       1.05x        --
Owned hotels:
  Number of hotels.................................          117            47          19           6        --
  Number of guest rooms............................       29,351        12,019       5,166       2,101        --
  Total revenues...................................   $  522,123    $  311,257    $105,447    $ 21,927    $   --
  Average occupancy................................        71.5%         72.0%       71.6%       72.3%        --
  Average daily rate...............................   $    95.00    $    86.87    $  82.84    $  71.58    $   --
  Revenue per available room.......................   $    67.90    $    62.55    $  59.31    $  51.75    $   --

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. In consideration for issuing the exchange notes, we will receive outstanding notes in like aggregate principal amount.

     The net proceeds to us from the original issuance of the outstanding notes, after deducting the estimated discounts, commissions and other expenses, were approximately $51.0 million. The net proceeds were used to reduce outstanding indebtedness under our revolving credit facility and to invest in real estate ventures. The amounts repaid bore interest at a weighted average interest rate of 6.8% and mature August 2001, with two one-year optional extensions. The indebtedness under the revolving credit facility was used to refinance existing indebtedness and for the acquisition and renovation of hotel properties.

     Lehman Brothers Holdings Inc., a company associated with the initial purchasers, held a percentage of the outstanding indebtedness repaid with the proceeds of the original issuance.

                                 CAPITALIZATION

     The following table shows our capitalization as of December 31, 1998 and as adjusted solely to reflect the issuance of the outstanding notes. You should read this table in conjunction with the consolidated financial statements and related notes considered to be a part of this prospectus, and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                                                         DECEMBER 31, 1998
                                                                     -------------------------
                                                                       ACTUAL      AS ADJUSTED
                                                                     ----------    -----------
                                                                     (IN THOUSANDS, EXCEPT PER
                                                                            SHARE DATA)
Debt:
  Secured Facility................................................   $  250,000    $   250,000
  Non-Recourse Facility...........................................       52,750         52,750
  Mortgage Debt and Other.........................................       67,276         67,276
  Credit Facility.................................................      910,000        890,000
  Senior Subordinated Notes.......................................      149,826        201,732
  Convertible Notes...............................................      172,500        172,500
                                                                     ----------    -----------
     Total Debt...................................................    1,602,352      1,634,258

Stockholders' Equity:
  Common stock, par value $0.01 per share
     Authorized--100,000 shares
     Issued and outstanding--46,718 shares........................          467            467
  Additional paid-in capital......................................    1,133,357      1,333,357
  Retained earnings...............................................       23,655         23,655
  Accumulated other comprehensive income..........................       (6,487)        (6,487)
                                                                     ----------    -----------
Total Stockholders' Equity........................................    1,150,992      1,150,992
                                                                     ----------    -----------
Total Capitalization..............................................   $2,753,344    $ 2,785,250
                                                                     ----------    -----------
                                                                     ----------    -----------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     We own a portfolio of primarily upscale, full-service hotels, diversified by franchise and brand affiliations, in the United States and Canada. Substantially all of our hotels are leased to and operated by MeriStar Hotels. As of December 31, 1998, we owned 117 hotels (with 29,351 rooms), 109 of which are leased and operated by MeriStar Hotels.

     On March 15, 1998, CapStar and American General Hospitality Corporation entered into an agreement under which the parties agreed to merge, with the surviving entity being named "MeriStar Hospitality Corporation." The merger was approved at a special meeting of stockholders of CapStar and the annual meeting of stockholders of American General on July 28, 1998. The merger and related transactions became effective August 3, 1998.

     Under the merger agreement, CapStar also distributed equally to its stockholders all of the capital stock of MeriStar Hotels, whose assets consisted of CapStar's hotel operations (including leased hotels) and management business. On August 3, 1998, our common stock, par value $0.01 per share, and the common stock of MeriStar Hotels began trading on the New York Stock Exchange.

     The merger was accounted for as a purchase for financial reporting purposes. As provided in Accounting Principles Board Opinion No. 16, "Business Combinations," CapStar was considered the acquiring enterprise for financial reporting purposes. We established a new accounting basis for American General's assets and liabilities based on their fair values. For financial reporting purposes, the results of operations of American General were included in our statement of operations from August 3, 1998. We have included expenditures related directly to the acquisition of American General as part of the cost of acquiring American General and those expenditures relating to the spin-off as expenses incurred (see "--Results of Operations").

     We purchased American General for approximately $1.3 billion through
(1) the issuance of 23.9 million shares of common stock and units of limited partnership interest in our subsidiary operating partnership, valued at $795 million and (2) the assumption of debt and other liabilities of $550 million. The acquisition has been recorded at the fair value of the net assets acquired.

     Before August 3, 1998, our consolidated financial statements included the operating results for the owned and leased hotels as well as management fees from hotels managed for third-party owners. After August 3, 1998, we own some hotels that are leased to hotel operators and we no longer manage hotels. Therefore, the financial statements for each of the years in the three-year period ended December 31, 1998 reflect differing numbers of owned, leased, and managed hotels throughout the periods. The following table outlines our portfolio of owned, leased and managed hotels:

                                         OWNED              LEASED             MANAGED             TOTAL
                                    ----------------    ---------------    ---------------    ----------------
                                    HOTELS    ROOMS     HOTELS    ROOMS    HOTELS    ROOMS    HOTELS    ROOMS
                                    ------    ------    ------    -----    ------    -----    ------    ------
December 31, 1998................     117     29,351      --        --       --        --       117     29,351
December 31, 1997................      47     12,019      40      5,687      27      4,631      114     22,337
December 31, 1996................      19      5,166      --        --       28      4,619       47      9,785

FINANCIAL CONDITION DECEMBER 31, 1998 COMPARED WITH DECEMBER 31, 1997

     Total assets increased by $1,873.9 million to $2,998.5 million at December 31, 1998 from $1,124.6 million at December 31, 1997. This growth was due to the acquisition of 70 hotels during 1998, including 53 hotels from the merger.

     Total liabilities increased by $1,152.5 million to $1,708.9 million at December 31, 1998 from $556.4 million at December 31, 1997 due mainly to an increase in long-term debt. Long-term debt increased by $1,109.6 million to $1,602.4 million at December 31, 1998 from $492.8 million at December 31, 1997 as a result of the debt assumed in connection with the merger and borrowings under new credit facilities to finance the acquisitions of specific hotels.

     Minority interests increased $89.7 million to $138.5 million at December 31, 1998 from $48.8 million at December 31, 1997, reflecting the value of units of limited partnership interest of our operating partnership subsidiaries issued in conjunction with the merger and with the acquisitions of specific hotels and South Seas Properties Company, Limited Partnership. The increase in additional paid-in capital resulted primarily from the merger and the redemption of units of limited partnership interest.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1997

     After August 3, 1998, we earned participating lease revenue of $136.0 million. Substantially all of our hotels are leased to and operated by MeriStar Hotels. Participating lease revenue represents lease payments to us from the lessees under our participating lease agreements. Total revenue increased by $208.9 million or 66% to $525.3 million in 1998 compared to $316.4 million in 1997. This increase was primarily attributable to the merger, the acquisition of new hotels and revenue growth from hotels in our portfolio that benefited from renovation and repositioning programs. On a pro forma basis for the year ended December 31, 1998, revenue per available room increased 7.0% to $67.90 compared to 1997. On a pro forma basis same-store average daily rate for the hotels rose 5.7% to $95.00, coupled with a 1% increase in occupancy to 71.5%.

     Hotel department and other operating expenses increased slightly for the year ended December 31, 1998 compared to the prior year. Hotel operations for the year are only reflected through August 3, 1998. After that date, in conjunction with the merger and the spin-off, hotel operations were leased to MeriStar Hotels. The increase in hotel department and other operating expenses is primarily due to an increase in the number of owned and leased hotels in 1998 before the merger and the spin-off.

     Undistributed operating expenses increased significantly in 1998 from the acquisition of new properties in 1998 and the merger. After August 3, 1998, we are responsible for real estate taxes, property insurance and various other undistributed expenses that are not included in hotel operations which are leased to MeriStar Hotels.

     Net interest expense increased $43.4 million to $64.4 million for the year ended December 31, 1998, from $21.0 million in 1997. This increase was attributable to the borrowings made to finance the acquisition of hotels during 1998 and the debt assumed in connection with the merger.

     Minority interests increased $3.7 million to $5.1 million from $1.4 million in 1997 due to the issuance of units of limited partnership interest in conjunction with the merger and the acquisition of selected hotels. Income taxes increased $0.8 million in 1998 to $15.7 million from $14.9 million in 1997. After August 3, 1998, our overall effective tax rate decreased to 3% from the elimination of federal income taxes due to our becoming a real estate investment trust. The slight increase in income taxes compared to the prior year is a result of the substantial increase in pre-tax income in 1998 coupled with an overall effective tax rate of 38.2% through August 2, 1998.

     On August 3, 1998, we recognized extraordinary losses of $4.1 million (net of a tax benefit of $2.1 million), due to the write-off of unamortized deferred financing fees in conjunction with refinancing certain credit facilities.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all non-governmental entities expense costs of start-up activities, including organizational costs, as those costs are incurred and requires the write-off of any unamortized balances upon implementation. SOP 98-5 is effective for financial statements issued for periods beginning after December 15, 1998. We chose to adopt SOP 98-5 effective July 1, 1998. The effect of this accounting change was a charge against income for the year ended December 31, 1998 of $0.9 million (net of tax benefit of $0.6 million).

     Earnings before interest expense, income taxes, depreciation and amortization grew $112.1 million to $194.6 million in 1998 from $82.5 million in 1997. This growth reflects both the increases in the number of hotels owned and improved operating margins on our overall hotel portfolio.

     The White Paper on funds from operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts in March 1995 defines funds from operations as net income (loss) computed according to generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for our portion of these items related to unconsolidated entities and joint ventures. We believe that funds from operations is helpful to investors as a measure of the performance of an equity real estate investment trust because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, determined according to GAAP, as an indication of our financial performance or to cash flow from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Funds from operations may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

     Our pro forma information is presented as if the merger, the spin-off and the acquisition of all hotels of CapStar and American General had occurred as of the beginning of the period presented. The following is a reconciliation between pro forma net income and pro forma funds from operations for the year ended December 31, 1998 (in thousands):

                                                                   1998
                                                                 --------
Pro forma net income..........................................   $ 96,232
Minority interest.............................................      9,883
Interest on convertible debt..................................      8,194
Hotel depreciation and amortization...........................     85,117
                                                                 --------
Pro forma funds from operations...............................   $199,426
                                                                 --------
                                                                 --------

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1996

     Total revenue increased by $206.6 million or 188% to $316.4 million in 1997 compared to $109.8 million in 1996. This increase resulted from acquiring 28 hotels and leasing 40 hotels during the year, and revenue growth from hotels in our portfolio that benefited from renovation and repositioning programs. Operating expenses increased $164.4 million to $254.9 million in 1997 from $90.5 million in 1996 due to the increase in the number of hotels owned and leased during 1997. Net operating income as a percentage of total revenue increased to 19.4% in 1997 from 17.6% in 1996, reflecting increased operational efficiencies in our hotel portfolio.

     Net interest expense increased $8.7 million to $21.0 million in 1997 from $12.3 million in 1996. This increase was attributable to the borrowings made to finance the acquisition of hotels during 1997, partially offset by the use of proceeds from common stock offerings to repay outstanding indebtedness in 1997 and lower average interest rates charged on our borrowings in 1997 as compared to 1996.

     Minority interests of $1.4 million in 1997 were significantly higher than in 1996 due to the minority interest related to the units of limited partnership interest issued in 1997. Income taxes increased $12.2 million to $14.9 million in 1997 compared to $2.7 million in 1996, due to substantially higher levels of pre-tax income in 1997. Our overall effective tax rate decreased to 38.2% in 1997 from 40.0% in 1996 from lower state and local taxes.

     Earnings before interest expense, income taxes, depreciation and amortization grew $54.9 million to $82.5 million in 1997 from $27.6 million in 1996. This growth reflects both the increase in the number of hotels owned and operated, and improved operating margins on our overall hotel portfolio.

     During 1997, we recognized extraordinary losses of $4.1 million (net of tax benefits of $2.5 million) and during 1996 we recognized extraordinary losses of $2.0 million (net of tax benefits of $1.3 million), in each case related to the write-off of unamortized loan costs in connection with expanding our credit facilities.

LIQUIDITY AND CAPITAL RESOURCES

     Before the merger and related transactions, CapStar's primary sources of liquidity were cash on hand, cash generated from operations and funds from external borrowings and debt and equity offerings. CapStar's continuing operations were funded through cash generated from hotel operations. Hotel acquisitions and joint venture improvements were financed through a combination of internally generated cash, external borrowings and the issuance of units of limited partnership interest and/or common stock. CapStar did not pay dividends to stockholders.

     Following the merger and the spin-off, our principal sources of liquidity are cash on hand, cash generated from operations and funds from external borrowings and debt and equity offerings. We expect to fund our continuing operations through cash generated by the participating leases. We also expect to finance future hotel acquisitions and joint venture investments through a combination of internally generated cash, external borrowings and the issuance of units of limited partnership interest and/or common stock. Additionally, to maintain favorable tax treatment accorded to a real estate investment trust under the Internal Revenue Code of 1986, we will be required to distribute to our stockholders at least 95% of our real estate investment trust taxable income. We expect to fund those distributions through cash generated from operations or borrowings on our credit facility.

     Operating activities provided $162.8 million of net cash for the year ended December 31, 1998, mainly due to higher levels of net income and depreciation and amortization. We used $785.5 million of cash in investing activities for the year ended December 31, 1998, primarily for the acquisition of hotels and capital expenditures at our hotels and a note receivable from MeriStar Hotels. Net cash provided by financing activities of $543.3 million resulted primarily from net borrowings under our credit facilities.

     In conjunction with the merger, CapStar terminated its existing credit facility effective August 3, 1998, and we entered into a $1.0 billion senior secured credit facility. The new credit facility is structured as a $300 million, five-year term loan facility; a $200 million, five-and-a-half year term loan facility; and a $500 million, three-year revolving credit facility with two one-year optional extensions. The interest rate on the term loans and revolving facility ranges from 100 to 200 basis points over the 30-day London Inter-Bank Offered Rate, depending on specific financial performance covenants and long-term senior unsecured debt ratings. The weighted average interest rate on borrowings outstanding under the new credit facility as of December 31, 1998 was 7.4%. The initial proceeds from the new credit facility were used to refinance CapStar's and American General's existing credit facilities. As of December 31, 1998, we had $90 million available under the new credit facility's revolving facility.

     Effective August 3, 1998, we also entered into a $250 million secured facility, which is expected to be converted into a commercial mortgage-backed security secured by 16 hotels. The interest rate on the secured facility is 110 basis points over the 30-day London Inter-Bank Offered Rate. The weighted average interest rate on the secured facility as of December 31, 1998 was 6.8%.

     Capital for renovation work has historically been and is expected to continue to be provided by a combination of internally generated cash and external borrowings. Once initial renovation programs for a hotel are completed, we expect to spend approximately 4% annually of hotel revenues for ongoing capital expenditure programs, including room and facilities refurbishments, renovations and furniture and equipment replacements. For the year ended December 31, 1998, we spent (including expenditures by both CapStar and American General before the merger) $200 million on initial renovation and ongoing capital expenditure programs. We expect to spend $175 million in 1999, with $125 million used for renovations and $50 million in recurring refurbishment projects.

     We believe that cash generated by operations, together with anticipated borrowing capacity under our senior secured credit facility, will be sufficient to fund our existing working capital, ongoing capital expenditures and debt service requirements. We believe, however, that our future capital decisions will also be made in response to specific acquisition and/or investment opportunities, depending on conditions in the capital and/or other financial markets. Accordingly, we may consider increasing our borrowing capacity or issuing additional debt or equity securities, the proceeds of which could be used to finance acquisitions or investments, or to refinance existing debt.

SEASONALITY

     Demand in the lodging industry is affected by recurring seasonal patterns. Demand is lower in the winter months due to decreased travel and higher in the spring and summer months during peak travel season. Accordingly, our operations are seasonal in nature, with lower participating lease payments made to us in the first and fourth quarters and higher participating lease payments made to us in the second and third quarters.

YEAR 2000 CONVERSION

     We are in the process of conducting a review of our computer systems to identify the systems that could be affected by the Year 2000 problem and have initiated an implementation plan to address the problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, this could result in a major systems failure or miscalculations.

     Our hotel properties contain various information technology and embedded technology systems. Both types of systems contain microprocessors and microcontrollers that must be assessed for Year 2000 compliance. We have developed a comprehensive implementation plan to address the potential Year 2000 problems caused by those systems. This plan involves six stages:

     o increase awareness of issue;

     o assign responsibility for coordinating response to issue;

     o information collection;

     o analysis;

     o modification, repair or replacement; and

     o testing.

     We are currently in our analysis stage and expect to complete this stage by May 1999. The subsequent stages are expected to be completed as follows: modification, repair or replacement--August 1999; and testing--September 1999.

     As an additional part of our implementation plan to address the Year 2000 problem, we have also initiated communications with third parties with which we have material relationships to determine the extent of potential Year 2000 problems with these parties' services provided to us. The most critical of these services involve such items as reservations systems for our hotels. Without those systems, we could suffer a material decline in business at many of our properties. We expect to complete our communications and assessment of these outside parties' services in May 1999. Also, we expect to develop contingency plans in 1999 to allow for manual or other alternative operation of specific computerized systems, in case modification, repair, and replacement efforts are not completed timely.

     We anticipate completing our Year 2000 implementation plan no later than September 30, 1999, which is before any anticipated impact on our operating systems. Historical costs incurred to address the Year 2000 problem were approximately $0.8 million as of December 31, 1998. We have not yet completed a final cost estimate related to fixing Year 2000 issues, but an initial estimate of these remediation costs for our properties is $10-15 million. This cost estimate is based on our preliminary assessment, and will be refined and adjusted as we continue to complete the stages of our implementation plan to address the potential Year 2000 problems.

     Based on our preliminary assessment, we believe that our risks of Year 2000 non-compliance (that is, our "most reasonably likely worst case scenario"), with modifications to existing software and converting to new software, will not pose significant operational problems for our computer systems as so modified and converted. If, however, the modifications and conversions are not completed timely, the Year 2000 problem could have a material impact on our financial position and operations. Our operations are highly dependent upon participating lease revenue earned from the lessees of our properties. These participating lease revenue amounts are based upon revenues generated at the leased properties. To the extent that the Year 2000 problems materially affect the conduct of operations at those properties, it is likely that those lessees' revenues would be affected, and that our participating lease revenues would ultimately be affected.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to market risk from changes in interest rates on long-term debt obligations that impact the fair value of these obligations. Our policy is to manage interest rates through the use of a combination of fixed and variable rate debt. Our interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we borrow at a combination of fixed and variable rates. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes. We have no cash flow exposure due to general interest rate changes for our fixed long-term debt obligations. All items described are non-trading (in thousands of dollars).

     The table below presents the principal amounts, weighted average interest rates and fair values by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                                                         LONG-TERM DEBT
                                                    --------------------------------------------------------
                                                     FIXED      AVERAGE           VARIABLE     AVERAGE
EXPECTED MATURITY                                     RATE      INTEREST RATE       RATE       INTEREST RATE
-------------------------------------------------   --------    -------------    ----------    -------------
1999.............................................   $  5,109         7.1%        $   54,750         7.4%
2000.............................................      3,420         7.1            252,000         6.4
2001.............................................      6,513         7.1            427,000         7.3
2002.............................................     10,731         7.1             32,000         6.9
2003.............................................      2,994         7.1            257,000         6.9
Thereafter.......................................    360,835         6.7            190,000         6.9
                                                    --------         ---         ----------         ---
Total............................................   $389,602         6.7%        $1,212,750         7.0%
                                                    --------         ---         ----------         ---
                                                    --------         ---         ----------         ---
Fair Value at 12/31/98...........................   $389,602                     $1,212,750
                                                    --------                     ----------
                                                    --------                     ----------

     During 1998, we entered into six separate $100,000 swap agreements with financial institutions to hedge against the impact future interest rate fluctuations may have on our existing floating rate debt instruments. The swap agreements effectively fix the 30-day London Inter-Bank Offered Rate at between 4.9% and 5.4%. During the period ended December 31, 1998, we made payments totaling $211 relating to these hedges. This amount is included in interest expense. The hedge agreements terminate at various times between November 1999 and September 2000.

     On February 18, 1997, we entered into a $40,000 swap agreement and a $40,000 collar agreement with Lehman Brothers Special Financing, Inc. and Canadian Imperial Bank of Commerce. The swap agreement effectively fixes the 30-day London Inter-Bank Offered Rate at 5.9% while the collar agreement creates a 30-day London Inter-Bank Offered Rate floor of 5.1% and ceiling of 7.5%. During the years ended December 31, 1998 and 1997, we made payments totaling $56 and $88, respectively, relating to these hedges. This amount is included in interest expense. Both hedge agreements terminate in September 1999.

     Additionally, in anticipation of the August 1997 offering of $150,000 aggregate principal amount of our 8.75% senior subordinated notes due 2007, we entered into separate hedge transactions during June and July 1997. When we completed the subordinated notes offering, we terminated the underlying swap agreements, resulting in a net payment to us of $836. This amount was deferred and is being recognized as a reduction to interest expense over the life of the underlying debt. As a result, the effective interest rate on the subordinated notes has been reduced to 8.69%.

     Although we conduct business in Canada, the Canadian operations were not material to our consolidated financial position, results of operations or cash flows as of December 31, 1998. Additionally, foreign currency transaction gains and losses were not material to our results of operations for the year ended December 31, 1998. Accordingly, we had no material foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future costs or on future cash flows we would receive from our foreign subsidiaries. To date, we have not entered into any significant foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of adverse fluctuations in foreign currency exchange rates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. These factors are discussed in "Risk Factors" and elsewhere in this document.

     Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Our registration rights agreement requires us to file not later than May 17, 1999, which is 60 days following the date of original issuance of the outstanding notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes in exchange for our outstanding notes. These exchange notes will be substantially identical in all material respects to the outstanding notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Where You Can Find More Information."

     We are required to:

     o use our best efforts to cause the registration statement to be declared effective no later than July 16, 1999, which is 120 days after the date of issuance of the outstanding notes;

     o keep the exchange offer effective for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the outstanding notes; and

     o use our best efforts to consummate the exchange offer no later than August 27, 1999, which is 162 days after the date of issuance of the outstanding notes.

     The exchange offer being made here, if commenced and completed within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

     This prospectus, together with the letter of transmittal, is being sent to
all record holders of outstanding notes as of              , 1999.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than, (a) a broker-dealer who acquires the outstanding notes directly from us for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act, and (b) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

     o is acquiring the exchange notes in the ordinary course of its business;

     o is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act; and

     o is not a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us.

     By tendering the outstanding notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of outstanding notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, that holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any holder so deemed will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for outstanding notes which were acquired by that broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the completion of the exchange offer for use in connection with any offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

SHELF REGISTRATION STATEMENT

     In the event that:

     (a) we are not permitted to file a registration statement as part of the exchange offer or to complete the exchange offer because it is not permitted by law or the policies of the Securities and Exchange Commission, in either case after having sought relief from the Commission; or

     (b) selected institutional holders of outstanding notes notifies us at least 20 days before the completion of the exchange offer that (1) the holder was prohibited by law or policy of the Securities and Exchange Commission from participating in the exchange offer, or (2) the holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for that resale, or (3) the holder is a broker-dealer and holds notes acquired directly from us or any of our affiliates (within the meaning of the Securities
Act), then we will instead of, or in the case of clause (b) of this sentence, in addition to registering the exchange notes:

     o use our best efforts, before the earlier of (A) 30 days after we determine that we are not required to file a registration statement relating to the exchange offer or (B) 30 days after we receive notice from a holder as described in clause (b) above, to file with the Securities and Exchange Commission a shelf registration statement covering resales of the outstanding notes;

     o use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after the date we are required to file a shelf registration statement; and

     o use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of the shelf registration statement to be usable by holders until March 18, 2001.

     We will, in the event that a shelf registration statement is filed, provide to each holder of the outstanding notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each holder when the shelf registration statement has become effective and take those other actions that are required to permit unrestricted resales of the outstanding notes being registered. A holder that sells outstanding notes under the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder, including specific indemnification rights and obligations.

LIQUIDATED DAMAGES

     In the event that:

     (a) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for those filings,

     (b) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for that effectiveness,

     (c) the exchange offer is not completed on or before August 27, 1999, 162 days after the date of issuance of the outstanding notes, or

     (d) the registration statement or the shelf registration statement, as the case may be, is filed and declared effective but after the filing and declaration ceases to be effective or usable in connection with its intended purpose, each event referred to in clauses (a) through (d), being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages. The outstanding notes remain restricted until:

     (a) the date on which the outstanding notes have been exchanged by a person other than a broker-dealer for exchange notes in a registered exchange offer;

     (b) following the exchange by a broker-dealer in a registered exchange offer of outstanding notes for exchange notes, the date on which the exchange notes is sold to a purchaser who receives from the broker-dealer on or before the date of the sale a copy of a prospectus contained in an exchange offer registration statement;

     (c) the date on which the outstanding notes have been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; or

     (d) the date on which the outstanding notes are distributed to the public under Rule 144 under the Securities Act.

     Liquidated damages will accrue and be payable semi-annually on the outstanding notes and the exchange notes, in addition to the stated interest on the outstanding notes and the exchange notes, in an amount equal to $0.05 per week per $1,000 principal amount of outstanding notes during the first 90-day period, which will increase by $0.05 per week per $1,000 principal amount of outstanding notes for each subsequent 90-day period. In no event will the rate exceed $0.50 per week per $1,000 principal amount of outstanding notes, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:

     o the registration statement is filed;

     o the registration statement or shelf registration statement is declared effective and the exchange offer is completed;

     o the shelf registration statement is declared effective; or

     o the shelf registration statement again becomes effective or made usable, as the case may be.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     Upon completion of the exchange offer, holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their outstanding notes, unless those outstanding notes are subsequently registered under the Securities Act, which, with limited exception, we will have no obligation to do, or under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "Terms of the Exchange Offer-Your failure to participate in the exchange offer will have adverse consequences."

TERMS OF THE EXCHANGE OFFER

     Expiration Date; Extensions; Amendments; Termination

     The exchange offer will expire at 5:00 p.m., New York City time, on
            , 1999, unless we extend it in our reasonable discretion. The expiration date of the exchange offer will be at least 20 business days after the commencement of the exchange offer as provided in Rule 14e-1(a) under the Securities Exchange Act of 1934 and our registration rights agreement.

     To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the outstanding notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right:

     o to delay acceptance of any outstanding notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of outstanding notes not previously accepted if any of the conditions described below under "-- Conditions" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of this delay, extension or termination to the exchange agent; or

     o to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of the outstanding notes of this amendment including providing public announcement, or giving oral or written notice to the holders of the outstanding notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of the exchange offer. If any material change is made to terms of the exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of outstanding notes. In addition, we will also extend the exchange offer for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offer would otherwise expire during this period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice of the delay to the exchange agent.

     Procedures for Tendering

     To tender your outstanding notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, or an agent's message, together with the certificates representing the outstanding notes being tendered and any other required documents, to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date. Alternatively, you may either:

     o send a timely confirmation of a book-entry transfer of the outstanding notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company by following the procedure for book-entry transfer described below, on or before 5:00 p.m. on the expiration date; or

     o comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from its participant tendering outstanding notes which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

     THE METHOD OF DELIVERY OF THE OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF YOU CHOOSE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND ANY LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MUST DELIVER ALL DOCUMENTS TO THE EXCHANGE AGENT AT ITS ADDRESS PROVIDED BELOW. YOU MAY ALSO REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO TENDER YOUR OUTSTANDING NOTES ON YOUR BEHALF.

     Your tender of outstanding notes will constitute an agreement between you and us as provided in the terms and under the conditions provided in this prospectus and in the letter of transmittal.

     Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. A holder, with respect to the exchange offer, is any person in whose name outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should contact this registered holder promptly and instruct this registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, each referred to as an eligible institution, unless the outstanding notes are tendered:

     o by a registered holder, or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal if the exchange notes are being issued directly to this registered holder, or deposited into the participant's account at The Depository Trust Company; or

     o for the account of an eligible institution.

     If the letter of transmittal is signed by the recordholder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed, the outstanding notes must be endorsed or accompanied by bond powers and a proxy that authorize that person to tender the outstanding notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the outstanding notes.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the outstanding notes tendered, or a timely confirmation received of a book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of exchange notes in exchange for outstanding notes tendered under a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered outstanding notes, or a timely confirmation received of a book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company with an agent's message, with the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the amount of time we determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of outstanding notes. Neither the exchange agent nor our company will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until those irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of the outstanding notes, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion, as limited by the provisions of the indenture for the initial and exchange notes, to:

     o purchase or make offers for any outstanding notes that remain outstanding after the expiration date, or, as described under "--Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer as provided in the terms of our registration rights agreement; and

     o to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all outstanding notes properly tendered, promptly after the expiration date, and will issue the exchange notes promptly after the expiration date and acceptance of the outstanding notes. Please refer to the section of this prospectus entitled "--Conditions" below. For purposes of the exchange offer, outstanding notes will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the exchange agent.

     In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of (a) certificates for the outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at the book-entry transfer facility, (b) a properly completed and duly executed letter of transmittal or an agent's message and (c) all other required documents, in each case, in form satisfactory to us and the exchange agent. If any tendered outstanding notes are not accepted for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, those unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder of the notes thereof, or, in the case of outstanding notes tendered by book-entry transfer procedures described below, the non-exchanged outstanding notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender, the expiration date or earlier termination of the exchange offer.

     Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company as provided in The Depository Trust Company's procedures for transfer.

     However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an agent's message or the letter of transmittal or facsimile of the message or letter with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in the prospectus to deposit of outstanding notes will be deemed to include The Depository Trust Company's book-entry delivery method.

     Guaranteed Delivery Procedure

     If you are a registered holder of outstanding notes and desire to tender those outstanding notes, and (a) the outstanding notes are not immediately available, (b) time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration date or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in the exchange offer if:

     o you tender through an eligible institution;

     o before the expiration date, the exchange agent receives from this eligible institution a properly completed and duly executed letter of transmittal, or facsimile of the letter, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth your name and address as holder of the outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date the certificates for all tendered outstanding notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the certificates for all tendered outstanding notes, in proper form for transfer, or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

     Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw tenders of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of the outstanding notes for exchange by us. Any notice of withdrawal must:

     o specify the name of the person having tendered the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these outstanding notes;

     o be signed by the person having tendered the outstanding notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the outstanding notes to register the transfer of these outstanding notes into the name of the person having made the original tender and withdrawing the tender;

     o specify the name in which these outstanding notes are to be registered, if different from that of the person having tendered the outstanding notes to be withdrawn; and

     o if applicable because the outstanding notes have been tendered under the book-entry procedures, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the outstanding notes to be withdrawn.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange which are not exchanged for any reason will be returned to the holder of the outstanding notes without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company under the book-entry transfer procedures described above, the outstanding notes will be credited to an account maintained with The Depository Trust Company for the outstanding notes, as promptly as practicable after the withdrawal, rejection of tender, expiration date or earlier termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or before the expiration date.

     Conditions

     Notwithstanding any other term of the exchange offer, we will not be required to accept outstanding notes for exchange, or issue exchange notes in exchange for any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

     o any court or governmental agency shall have issued any injunction, order or decree that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

     o the exchange offer shall violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, except as limited by applicable law. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any of these rights and each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate the exchange offer, as provided above, we may:

     o refuse to accept any outstanding notes and return any outstanding notes that have been tendered to the holders of the outstanding notes;

     o extend the exchange offer and retain all outstanding notes tendered before the expiration date, without prejudice to the rights of the holders of tendered outstanding notes to withdraw their tendered outstanding notes; or

     o waive the termination event with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

     The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

     We have no obligation to, and will not knowingly, accept tenders of outstanding notes from our affiliates, within the meaning of Rule 405 under the Securities Act, or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations of the Securities Act by the Securities and Exchange Commission, or if the exchange notes to be received by the holder or holders of outstanding notes in the exchange offer, upon receipt, will not be tradable by this holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

     Accounting Treatment

     We will record the exchange notes at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

     Exchange Agent

     We have appointed IBJ Whitehall Bank & Trust Company as exchange agent for the exchange offer. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

                     By Mail:
                     IBJ Whitehall Bank & Trust Company
                     P.O. Box 84
                     Bowling Green Station
                     New York, NY 10274-0084
                     Attention: Reorganization Operations Department

                     By Hand/Overnight Delivery:
                     IBJ Whitehall Bank & Trust Company
                     One State Street
                     New York, NY 10004
                     Attention: Securities Processing Window, Subcellar One, (SC-1)

                     Facsimile Transmission:  (212) 858-2611
                     Confirm by Telephone:  (212) 858-2103
                     Via Telex No.:  177754

     Fees and Expenses

     We will bear the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders under the exchange offer is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes, and in handling or forwarding tenders for exchange.

     We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     o certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding notes tendered;

     o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     If you do not exchange your outstanding notes for exchange notes in the exchange offer or if you do not properly tender your outstanding notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not under, the Securities Act. In addition, you will no longer be able to obligate us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions outside the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors."

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer of the notes and will not be entitled to registration rights under our registration rights agreement. We issued the outstanding notes and will issue the exchange notes under the indenture, dated as of March 18, 1999, between us and IBJ Whitehall Bank & Trust Company, as trustee. The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes follow all those terms, and we refer you to the indenture and the Trust Indenture Act for a statement of the terms.

     Except as otherwise indicated, the following description relates both to the outstanding notes and the exchange notes and is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holder of the exchange notes. We have filed copies of the indenture as an exhibit to the registration statement which includes this prospectus.

     The definitions of specific terms used in the following summary are indicated below under "--Definitions." For purposes of this summary, the term "MeriStar" refers only to MeriStar Hospitality Corporation, and not to any of our subsidiaries. Also, in this description "outstanding notes" and "exchange notes" are collectively referred to as the "notes."

     The notes are unsecured obligations of MeriStar, ranking junior in right of payment to all our Senior Debt. Please refer to the caption below under the section entitled "--Subordination." In addition, the notes are effectively junior in right of payment to all obligations of our subsidiaries, including without limitation trade payables in the ordinary course of business. On a pro forma basis, MeriStar would have approximately $1.63 billion of Indebtedness outstanding, including $1,091.7 million of Senior Debt and $370.0 million of Non-Recourse Indebtedness of Unrestricted Subsidiaries of MeriStar. The indenture permits the incurrence of additional Senior Debt in the future.

     The notes rank equally in right of payment with our $150.0 million aggregate principal amount of outstanding 8 3/4% Senior Subordinated Notes due 2007 which were issued in August 1997 under the Original Indenture. Although the terms of the notes and the terms of these existing notes are substantially identical, the notes will constitute a separate class of indebtedness of MeriStar and there may be significantly different federal income tax consequences for the purchasers of the notes from those consequences for the purchasers of the existing notes. Please refer to the caption below under the section entitled "--Certain United States Federal Tax Considerations."

     For purposes of the indenture, our subsidiaries are divided into two categories--Restricted Subsidiaries, which generally are bound by the restrictive covenants in the indenture, and Unrestricted Subsidiaries, which generally are not. On the date of the indenture, some of our subsidiaries were designated as Unrestricted Subsidiaries. None of our Restricted Subsidiaries is presently required to guarantee the notes, although under specific future circumstances we may be required to cause one or more restricted subsidiaries to guarantee the notes on a senior subordinated basis. Please refer to the caption below under the section entitled "--Subsidiary Guarantees." Subsidiaries that are properly designated and maintained as Unrestricted Subsidiaries by us will not be required to guarantee the notes under any circumstances.

PRINCIPAL, MATURITY AND INTEREST

     The notes are limited in aggregate principal amount to $55,000,000. We have agreed not to offer or sell any additional amounts of debt securities for a period of 180 days from the date of the indenture without the prior written consent of the initial purchasers. The notes will mature on August 15, 2007. Interest on the notes will accrue from March 18, 1999 and will be payable semi-annually in arrears in cash on February 15 and August 15 of each year, commencing August 15, 1999, at the rate of 8 3/4% per annum to holders of notes of record on the immediately preceding February 1 and August 1.

     Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 18, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium, interest and liquidated damages, if any, on the notes will be payable at the office or agency maintained for that purpose or, at our option, payment of interest and liquidated damages may be made by check mailed to the holders of the notes at their addresses as written in the register of holders of notes. However, all payments to noteholders who have given us wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by the noteholders. Until we otherwise designate, our office or agency will be the office of the trustee maintained for this purpose. The notes were and will be issued in denominations of $1,000 and integral multiples of $1,000.

OPTIONAL REDEMPTION

     Except as described in the last paragraph under this caption "--Optional Redemption," at any time on or after August 15, 2002, the notes will be redeemable at our option, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) described below, plus accrued and unpaid interest and liquidated damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                                       PERCENTAGE
------------------------------------------------------------------------   ----------
2002....................................................................     104.375%
2003....................................................................     102.917
2004....................................................................     101.458
2005 and thereafter.....................................................     100.000

     Notwithstanding the foregoing, except as described in the last paragraph under this caption "--Optional Redemption," before August 15, 2000, we may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of our common equity (within 60 days of the completion of any public equity offering), up to 35% of the aggregate principal amount of the notes at a redemption price equal to 108.750% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date. However, in order to redeem the notes with the net cash proceeds of an offering, at least 65% of the aggregate principal amount of notes originally issued must remain outstanding immediately after each redemption. Our June 1997 senior credit facility prohibits the purchase of the notes with the net cash proceeds of a public equity offering, unless and until the indebtedness under the credit facility is repaid in full.

     In addition, except as described in the last paragraph under this caption "--Optional Redemption," at any time before August 15, 2002, we may, at our option, redeem the notes, in whole or in part (if in part, by lot or by any other method as the trustee shall deem fair or appropriate) at the Make-Whole Price, plus accrued and unpaid interest and liquidated damages thereon, if any, to the applicable redemption date.

     No optional redemption of the notes shall be made unless we make a proportional redemption of the existing notes issued under the Original Indenture.

MANDATORY REDEMPTION

     We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

SUBORDINATION

     The payment of all obligations on the notes is junior in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all obligations on Senior Debt, whether outstanding on March 18, 1999 or incurred after that date. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or the payment shall be duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any obligations on the notes, or for the acquisition by us or any of our subsidiaries of any of the notes for cash or property or otherwise. In addition, until all obligations with respect to senior debt are paid in full in cash or Cash Equivalents, any distribution to which the holders would be entitled shall be made to the holders of senior debt, except that holders of notes may receive debt or equity securities that rank junior in right of payment to Senior Debt and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by or on our behalf or any other person on its behalf with respect to any obligations on the notes or to acquire any of the notes for cash or property or otherwise. However, holders of notes may receive debt and equity securities that rank junior in right of payment to Senior Debt and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as that event of default is defined in the instrument creating or evidencing that Designated Senior Debt, permitting the holders of that Designated Senior Debt then outstanding to accelerate the maturity of the debt and if the representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of Designated Senior Debt terminating the blockage period, during the 179 days after the delivery of that default notice, neither we nor any of our subsidiaries shall:

          (a) make any payment of any kind or character with respect to any obligations on the notes, except the holders of notes may receive debt and equity securities that rank junior in right of payment to Senior Debt and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"; or

          (b) acquire any of the notes for cash or property or otherwise.

     Notwithstanding anything to the contrary contained in this document, in no event will a blockage period extend beyond 179 days from the date the payment on the notes was due and only one blockage period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second blockage period by the representative of the Designated Senior Debt whether or not within a period of 365 consecutive days, unless the event of default shall have been cured or waived for a period of not less than 180 consecutive days. Any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of the blockage period that, in either case, would give rise to an event of default under any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose.

     By reason of the above subordination, in the event of our insolvency, our creditors who are not holders of Senior Debt, including the holders of the notes, may recover less ratably than holders of Senior Debt. On a pro forma basis, we would have approximately $1.63 billion of Indebtedness outstanding, including $1,091.7 million of Senior Debt and $370.0 million of Non-Recourse Indebtedness of our Unrestricted Subsidiaries.

     None of our subsidiaries is presently required to guarantee the notes, although under specific future circumstances we may be required to cause one or more Restricted Subsidiaries to guarantee the notes on a senior subordinated basis. The Indebtedness represented by any guarantee by a Restricted Subsidiary (i.e., the payment of obligations on the notes) will be ranked junior in right of payment on the same basis as the notes that are ranked junior in right of payment to our Senior Debt.

REPURCHASE AT THE OPTION OF HOLDERS

     Change of Control. The indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that we purchase all or a portion of the holder's notes under the offer described below, at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

     Within 10 days following the date upon which the Change of Control occurs, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Holders electing to have a note purchased under a Change of Control offer will be required to surrender their note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the trustee or paying agent, if any, at the address specified in the notice before the close of business on the third business day before the Change of Control payment date.

     If a Change of Control offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept that Change of Control offer plus the existing notes that might be delivered by holders of the notes seeking to accept a Change of Control offer made under the Original Indenture. Our senior credit facility prohibits the purchase of notes by us in the event of a Change of Control, unless and until the time the Indebtedness under the credit facility is repaid in full. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions.

     In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase notes or could attempt to refinance the borrowings that contain that prohibition. If we do not obtain that consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under our senior credit facility In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

     The Change of Control provisions described above are applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes because of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person may be uncertain.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of notes under a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue of that compliance.

     We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control offer made by us and purchases all notes validly tendered and not withdrawn under the Change of Control offer.

     Asset Sales. The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, conduct an Asset Sale, unless:

          (a) we or our Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, to be evidenced by a resolution of the board of directors described in an officer's certificate delivered to the trustee; and

          (b) at least 75% of the consideration therefor received by us or our Restricted Subsidiary is in the form of cash or Cash Equivalents. However, the principal amount of the following shall be deemed to be cash for purposes of this provision:

             (1) any of our liabilities or those of our Restricted Subsidiaries, as shown on our or our Restricted Subsidiary's most recent balance sheet or in the related notes (other than liabilities that by their terms rank junior in right of payment to the notes or any guarantee of the notes) that are assumed by the transferee of those assets; and

             (2) any notes or other obligations received by us or any Restricted
                 Subsidiary from a transferee that are converted by us or the Restricted Subsidiary into cash within 90 days of the closing of the Asset Sale (to the extent of the cash received).

     Notwithstanding the foregoing, the restriction in clause (b) above will not apply with respect to mortgages, other notes receivable or other securities received by us or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, other notes receivable or other securities are Investments permitted to be made by us or the Restricted Subsidiary under the covenant described below entitled "Restricted Payments."

     Within 365 days of any Asset Sale, we or our Restricted Subsidiary may:

          (a) apply the Net Proceeds from the Asset Sale to prepay any Indebtedness that ranks by its terms senior to the notes (or any guarantee of the notes) and, in the case of any Indebtedness under our senior credit facility, to effect a permanent reduction in the amount of Indebtedness that may be incurred under clause (b) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock"; or

          (b) invest the Net Proceeds from the Asset Sale in property or assets used in a Hospitality-Related Business, provided that we or our Restricted Subsidiary will have complied with this clause (b) if, within 365 days of the Asset Sale, we or our Restricted Subsidiary shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated the Net Proceeds from our general funds and our subsidiaries for that purpose and the Investment is substantially completed within 180 days after the first anniversary of the Asset Sale.

     Any Net Proceeds from an Asset Sale that are not applied or invested as provided above will be deemed to constitute "excess proceeds." When the aggregate amount of excess proceeds exceeds $10.0 million, we shall make an offer, to all holders of notes and other Indebtedness (including the existing notes) that ranks by its terms equally in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of Net Proceeds from Asset Sales as are contained in the indenture to purchase on a proportional basis the maximum principal amount of notes, that is an integral multiple of $1,000, that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, as provided in the procedures described in the indenture. To the extent that the aggregate amount of notes and other such Indebtedness tendered under an Asset Sale offer is less than the excess proceeds, we may use any remaining excess proceeds for general corporate purposes. If the aggregate principal amount of notes surrendered by holders of the notes exceeds the amount of excess proceeds available for purchase of those notes, the trustee shall select the notes to be purchased in the manner described under the caption "--Selection And Notice" below. When the offer to purchase is completed, the amount of excess proceeds shall be reset at zero. Pending the final application of any Net

Proceeds from an Asset Sale under this paragraph, we or any Restricted Subsidiary may temporarily reduce our Indebtedness or that of a Restricted Subsidiary that ranks by its terms senior to the notes or otherwise invest the Net Proceeds in Cash Equivalents. Our senior credit facility generally prohibits the purchase of notes by us in the circumstances described above unless and until the time as the Indebtedness under the credit facility is repaid in full.

     We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act and other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture by virtue of compliance.

SELECTION AND NOTICE

     If less than all of the notes are to be purchased in an Asset Sale offer or redeemed at any time, selection of notes for purchase or redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a proportional basis, by lot or by any method as the trustee shall deem fair and appropriate. However, no notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption is made with the proceeds of a public offering of our common equity securities, selection of the notes or portions of the notes for redemption shall be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of notes to be purchased or redeemed at its registered address. If any note is to be purchased or redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount of that note to be purchased or redeemed.

     A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the holder of the note upon cancellation of the original note. On and after the purchase or redemption date, interest ceases to accrue on notes or portions of the note called for purchase or redemption as long as we have deposited with the trustee funds in satisfaction of the applicable redemption price under the indenture.

COVENANTS

     The indenture contains, among others, the following covenants:

     Restricted Payments. The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

     (a) declare or pay any dividend or make any distribution on account of our or any of our Restricted Subsidiaries' Equity Interests, other than:
         (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of our company; (2) dividends or distributions by a Restricted Subsidiary of ours, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than MeriStar or a Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder's proportional aggregate common equity interest in that Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and Preferred OP Units issued in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Certain Capital Stock");

     (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of our company or any Restricted Subsidiary or other Affiliate of ours, other than (1) any Equity Interests owned by us or any Restricted Subsidiary of ours; (2) any Existing Preferred OP Units; and (3) any Preferred OP

         Units issued in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (c) purchase, redeem or otherwise acquire or retire for value any of our Indebtedness or of any Restricted Subsidiary that ranks junior in right of payment, by its terms, to the notes or any guarantee of the notes before the scheduled final maturity or sinking fund payment dates for payment of principal and interest as provided in the original documentation for the subordinated or junior Indebtedness; or

          (d) make any Investment (all the payments and other actions described in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted
              Payment:

             (1) no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

             (2) we would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Certain Capital Stock"; and

             (3) the Restricted Payment, together with the aggregate of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the Original Indenture, excluding Restricted Payments permitted by clauses (b), (c),
                 (d), (e) and (f)(1) of the next succeeding paragraph, is less than the sum, without duplication, of

                (A) 50% of our Consolidated Net Income for the period (taken as one accounting period) from June 30, 1997 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for the period is a deficit, less 100% of the deficit), plus

                (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors) received by us from the issue or sale, in either case, since the date of the Original Indenture of either (a) our Equity Interests or of
                    (b) our debt securities that have been converted or exchanged into those Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to one of our Restricted Subsidiaries and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus

                (C) in case, after the date of the Original Indenture, any
                    Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into us or a Restricted Subsidiary and, only if no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of
                    (a) the book value at the date of the redesignation, combination or transfer of the aggregate Investments made by us and our Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by our board of directors, whose determination shall be conclusive and evidenced by a resolution of the board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

                (D) 100% of any dividends, distributions or interest actually received in cash by us or a Restricted Subsidiary after the date of the Original Indenture from (a) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Consolidated Net Income, (b) an Unrestricted Subsidiary, (c) a person that is not a subsidiary or (d) a person that is accounted for on the equity method plus

                (E) $15.0 million.

     The foregoing provisions do not prohibit the following Restricted Payments:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (b) (1) the redemption, purchase, retirement or other acquisition of any OP Unit in exchange for Equity Interests of our company (other than Disqualified Stock) and (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of our company or a Restricted Subsidiary (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of ours) of other Equity Interests of our company (other than any Disqualified Stock). However, in the case of
              (1) and (2) the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

          (c) the defeasance, redemption, repayment or purchase of our Indebtedness or any Restricted Subsidiary that ranks junior in right of payment, by its terms, to the notes and any guarantee of the notes in a Permitted Refinancing;

          (d) the defeasance, redemption, repayment or purchase of our Indebtedness or any Restricted Subsidiary that is junior in right of payment, by its terms, to the notes and any guarantee of the notes with the proceeds of a substantially concurrent sale (other than to one of our subsidiaries) of Equity Interests (other than Disqualified Stock) of our company. However, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase shall be excluded from clause (3)(B) of the preceding paragraph;

          (e) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of our company under any management equity subscription agreement or stock option agreement. However, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any 12 month period; and

          (f) (1) the making of any Permitted Investment described in clauses (a), (b), (c), (d) or (f) of the definition of Permitted Investments and (2) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments. However, in the case of clauses (b)(2), (c), (d), (e) and (f)(2), no default or event of default shall have occurred and be continuing or would occur as a consequence of the Permitted Investments.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, we may allocate or reallocate all or any portion of the Restricted Payment among the clauses (a) through (f) of the preceding paragraph or among the clauses and the first paragraph of this covenant including clauses (1), (2) and (3). However, at the time of the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the fair market value, evidenced by a resolution of our board of directors described in an officer's certificate delivered to the trustee, on the date of the Restricted Payment of the asset(s) proposed to be transferred by us or the Restricted Subsidiary, as the case may be, under the Restricted Payment. Not later than
(a) the end of any calendar quarter in which any Restricted Payment is made or
(b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed
$5.0 million, we shall deliver to the trustee an officer's certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon our latest available financial statements.

     Our board of directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a default or event of default. For purposes of making the determination as to whether the designation would cause a default or event of default, all outstanding Investments by us and our Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All the outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (a) the net book value of the Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made. The designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any designation of a Restricted Subsidiary to be our Unrestricted Subsidiary by our board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of our board of directors giving effect to the designation and an officer's certificate certifying that the designation complied with the foregoing conditions.

     Incurrence of Indebtedness and Issuance of Certain Capital Stock. The indenture provides that (1) we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt), (2) we will not issue, and will not permit any of our Restricted Subsidiaries to issue, any shares of Disqualified Stock and (3) we will not permit any of our Restricted Subsidiaries to issue any Preferred Stock. However, we or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock and the Restricted Subsidiaries may incur Indebtedness under our senior credit facility if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

     The foregoing provisions do not apply to:

          (a) the incurrence by our Unrestricted Subsidiaries of Non-Recourse Indebtedness. However, if any of the Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by one of our Restricted Subsidiaries;

          (b) the incurrence by us or our Restricted Subsidiaries of Indebtedness under our senior credit facility in an aggregate principal amount not to exceed $300.0 million at any one time outstanding minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of the Indebtedness under clause (a) of the third paragraph of the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales";

          (c) the incurrence by us and our Restricted Subsidiaries of Existing Indebtedness;

          (d) the incurrence by us or our Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase our Indebtedness or that of the Restricted Subsidiary, as the case may be, other than from fluctuations in interest or foreign currency exchange rates. However, the Hedging Obligations must be incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

          (e) the incurrence or the issuance by us of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or

              Refinancing Disqualified Stock. However, the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

          (f) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Restricted Subsidiaries. However, (1) any subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a person other than a Restricted Subsidiary and (2) any sale or other transfer of any of the Indebtedness to a person that is not either us or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of the Indebtedness by us or a Restricted Subsidiary, as the case may be;

          (g) the incurrence of Indebtedness represented by the notes and any guarantee of the notes;

          (h) the incurrence by us or any of our Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

          (i) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

          (j) the incurrence by us or any of our Restricted Subsidiaries of Assumed Indebtedness, except that, after giving effect to the incurrence of Assumed Indebtedness, we must be able to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the preceding paragraph; and

          (k) the issuance of Preferred OP Units by us or any of our Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, except that, after giving effect to the issuance of the Preferred OP Units, we must be able to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the preceding paragraph.

     Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries. The indenture provides that the we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (1) pay dividends or make any other distributions to us or any of our Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

          (b) make loans or advances or capital contributions to us or any of our Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to us or any of our Restricted Subsidiaries, except for those encumbrances or restrictions existing under or by reasons of:

             (1) Existing Indebtedness as in effect on the date of the Original
                 Indenture;

             (2) our senior credit facility, except that the encumbrances or restrictions contained in the facility, as amended or modified in any manner, must be no more restrictive than those contained in our senior credit facility as in effect on the date of the Original Indenture;

             (3) the Original Indenture and the existing notes under that indenture and the indenture governing the outstanding notes and the exchange notes;

             (4) applicable law;

             (5) any instrument governing Indebtedness or Capital Stock of a person we or any of our Restricted Subsidiaries acquire or of any person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; however, the Consolidated Cash Flow of that person is not taken into account (to the extent of the restriction) in determining whether the acquisition was permitted by the terms of the indenture;

             (6) restrictions described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business;

             (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

             (8) Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must be no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

             (9) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property, except as required by the security agreements and mortgages.

     Prohibition on Incurrence of Senior Subordinated Debt. The indenture provides that:

          (a) we will not incur, guarantee or otherwise become liable for any Indebtedness that is senior in right of payment to the notes and subordinate or junior in right of payment to any other of our Indebtedness; and

          (b) no Guarantor will incur, guarantee or otherwise become liable for any Indebtedness that is senior in right of payment to the guarantee of the notes by that Guarantor and subordinate or junior in right of payment to any other Indebtedness of the Guarantor.

     Liens. The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly create or incur any Lien that secures obligations under any Indebtedness which is equal to or ranks junior to the notes, unless the notes are equally and ratably secured with the obligations so secured or until the time when those obligations are no longer secured by a Lien.

     Merger, Consolidation or Sale of Assets. The indenture provides that we may not consolidate or merge with or into, or sell, transfer or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another corporation, person or entity unless:

          (a) we are the surviving corporation or the person formed by or surviving any the consolidation or merger (if other than us) or to which the sale, transfer or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the person formed by or surviving any the consolidation or merger (if other than us) or the person to which the sale, transfer or other disposition shall have been made assumes all of our obligations under a supplemental indenture under the notes and the indenture;

          (c) immediately after the transaction no default or event of default exists; and

          (d) we or any person formed by or surviving any the consolidation or merger, or to which the sale, transfer or other disposition shall have been made (1) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than our Consolidated Net Worth immediately preceding the transaction and (2) will, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test as provided in the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Certain Capital Stock."

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
     Upon any the consolidation, merger or transfer as provided above, the successor person formed by the consolidation or into which we are merged or to which the transfer is made shall succeed to, and be substituted for us, and may exercise all of our rights and powers under the indenture with the same effect as if the successor had been named as us therein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

     Transactions with Affiliates. The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any agreement or understanding with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or the Restricted Subsidiary on an arm's-length basis with an unrelated person;

          (b) we deliver to the trustee:

             (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an officer's certificate certifying that the Affiliate Transaction complies with clause
                 (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of our board of directors; and

             (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us or any of our Restricted Subsidiaries, an opinion as to the fairness to us or the Restricted Subsidiary from a financial point of view issued, at our option, by an investment banking firm of national standing or a qualified appraiser; and

          (c) we deliver to the trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us or our Restricted Subsidiaries, and

             (1) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a qualified appraiser stating that the transaction is being undertaking at fair market value, or

             (2) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to us or the Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. However, the following shall not be deemed Affiliate Transactions:

                (A) any employment, deferred compensation, stock option,
                    noncompetition, consulting or similar agreement we or any of our Restricted Subsidiaries enter into in the ordinary course of business and consistent with our past practice or that of the Restricted Subsidiary;

                (B) transactions between or among us and/or our Restricted
                    Subsidiaries;

                (C) the incurrence of fees in connection with the provision of hotel management services, except that the fees must be paid in the ordinary course of business and are consistent with past practice; and

                (D) Restricted Payments permitted by the provisions of the indenture described above under the covenant described under the caption "--Restricted Payments."

     Line of Business. The indenture provides that for so long as any notes are outstanding, we will not, and will not permit any of our Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

     Payments for Consent. The indenture provides that neither we nor any of our subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

     Purchase/Redemptions of Notes under Original Indenture. The indenture provides that so long as any note is outstanding, neither we nor any of our subsidiaries or Affiliates shall redeem or offer to purchase any of the existing notes unless we are redeeming or offering to purchase the outstanding notes on a proportional basis and at the same purchase or redemption price.

SUBSIDIARY GUARANTEES

     As of March 18, 1999, none of our subsidiaries will be required to act as a Guarantor in respect of the notes. However, the indenture provides that, before guaranteeing any of our other Indebtedness, other than our senior credit facility, a Restricted Subsidiary that is also a Significant Subsidiary must execute and deliver to the trustee a supplemental indenture under which the Restricted Subsidiary shall guarantee, on an unsecured senior subordinated basis, all of our Obligations with respect to the notes together with an opinion of counsel stating that the supplemental indenture has been duly executed and delivered by the Restricted Subsidiary and is in compliance in all material respects with the terms of the indenture. The Indebtedness represented by the guarantee (i.e., the payment of Obligations on the notes) will be junior in right of payment on the same basis to Senior Debt of the Guarantor as the notes are junior in right of payment to our Senior Debt. Our senior credit facility generally prohibits the incurrence of these guarantees unless and until a time when the indebtedness under the credit facility is repaid in full.

     The indenture provides that no Guarantor may consolidate with or merge with or into another corporation, person or entity, other than us or another Guarantor, unless:

          (a) except as limited by the provisions of the following paragraph, the person formed by or surviving the consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor under a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture;

          (b) immediately after giving effect to the transaction, no default or event of default exists; and

          (c) the Guarantor, or any person formed by or surviving the consolidation or merger,

             (1) would have Consolidated Net Worth (immediately after giving effect to the transaction), equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction; and

             (2) would be permitted by virtue of our Fixed Charge Coverage Ratio to incur, immediately after giving effect to the transaction, at last $1.00 of additional Indebtedness under the Fixed Charged Coverage Ratio described in the covenant described above under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     The indenture provides that in the event of (1) a sale or other disposition of all or substantially all of the assets of any Guarantor, which sale or other disposition is otherwise in compliance with the terms of the indenture, by way of merger, consolidation or otherwise, or (2) a sale or other disposition of all of the capital stock of any Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Guarantor) will be automatically and unconditionally released and relieved of any obligations under its subsidiary guarantee.

     For purposes of a guarantee with respect to the notes, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of our obligations under the notes and the indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as the term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before the time. However, it shall be a presumption in any proceeding in which a Guarantor is a party that the amount guaranteed under the guarantee with respect to the notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b). The indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor as described in the previous sentence, the right of the Guarantor to contribution from other Guarantors and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

REPORTS

     Whether required by the rules and regulations of the Securities and Exchange Commission, as long as any notes are outstanding, we will furnish to the holders of notes all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file the forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants. In addition, whether required by the rules and regulations of the Securities and Exchange Commission, we will submit a copy of all the information with the Securities and Exchange Commission for public availability and file the information with the trustee and make the information available to investors and securities analysts who request it in writing. In addition, for as long as the notes are outstanding, we will continue to provide to holders and to prospective purchasers of notes the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an event of default:

          (a) default for 30 days in the payment when due of interest or liquidated damages, if any, on the notes;

          (b) default in payment when due of the principal of or premium, if any, on the notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered under a Change of Control offer or an Asset Sale offer);

          (c) failure by us or any Restricted Subsidiary to comply with the covenant described under the caption "--Covenants--Merger, Consolidation or Sales of Assets";

          (d) failure by us or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the indenture or the notes after written notice shall have been given to us by the trustee or to us and the trustee from holders of at least 25% in principal amount of the notes then outstanding;

          (e) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of Non-Recourse Indebtedness of our company or any of our Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (1) 10% of the total assets of our company and those of our Restricted Subsidiaries measured as of the end of our most recent fiscal quarter for which internal financial statements are available immediately before the date on which the default occurred, determined on a pro forma basis, and
              (2) $50 million, and the failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us or the Restricted Subsidiary of notice of the acceleration);

          (f) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of our company or any Restricted Subsidiary, or the acceleration of the

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              final stated maturity of any Indebtedness if the aggregate principal amount of the Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

          (g) failure by our company or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of our company or any Restricted Subsidiary other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

          (h) except as permitted by the indenture, any guarantee with respect to the notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and

          (i) specific events of bankruptcy or insolvency with respect to us, any Guarantor or any of our subsidiaries that would constitute a Significant Subsidiary or any group of our subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specific events of bankruptcy or insolvency, with respect to (1) us, (2) any of our subsidiaries that would constitute a Significant Subsidiary, (3) any group of our subsidiaries that, taken together, would constitute a Significant Subsidiary or
(4) any Guarantor, all outstanding notes will become due and payable without further action or notice. Under specific circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. With some limitations, holders of a majority in principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.

     The indenture provides that no holder of a note may pursue a remedy under the indenture unless:

          (a) the holder of a note gives to the trustee written notice of a continuing event of default or the trustee receives the notice from us;

          (b) the holders of at least 25% in principal amount of the then-outstanding notes make a written request to the trustee to pursue a remedy;

          (c) the holder of a note or holders of notes offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

          (d) the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during the 60-day period the holders of a majority in principal amount of the then-outstanding notes do not give the trustee a direction inconsistent with the request.

However, this provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment on the notes.

     We are required to deliver to the trustee annually a statement regarding compliance with the indenture, including with respect to any Restricted Payments made during that year and the basis upon which the calculations required by the covenants described under the caption "--Covenants--Restricted Payments" were computed. We are also required upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying the default or event of default.

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
NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     None of our directors, officers, employees, incorporators or stockholders, past, present or future, any successor person or any Guarantor, shall have any liability for any of our obligations under the notes, any guarantee of the note or the indenture or for any claim based on the obligations or their creation. Each holder of notes by accepting a note waives and releases all those liabilities. The waiver and release are part of the consideration for issuance of the notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that a waiver or release is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have all of our obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("legal defeasance"), except for:

          (a) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when the payments are due;

          (b) our obligations and those of the Guarantors with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the trustee, and our obligations and those of the Guarantors in connection with the trustee; and

          (d) the legal defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and those of any Guarantor released with respect to specific covenants that are described in the indenture ("covenant defeasance"). After this release, any omission to comply with the obligations would not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, some events, but not non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described above under "--Events of Default and Remedies" would no longer constitute an Event of Default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance,

          (a) we must irrevocably deposit with the trustee, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of the above, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be;

          (b) in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel confirming that (1) we has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since March 18, 1999, there has been a change in the applicable federal income tax law, in either case that, and based thereon the opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (c) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

          (d) no default or event of default shall have occurred and be continuing on the date of the deposit, other than a default or event of default resulting from the borrowing of funds applied to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at anytime in the period ending on the 123rd day after the date of deposit;

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

          (f) we shall have delivered to the trustee an opinion of counsel that, as of the date of the opinion, (1) the only rights of holders of Indebtedness in the trust funds will be the notes and
              (2) assuming no intervening bankruptcy by us between the date of deposit and the 123rd day following the deposit and assuming no holder of notes is one of our insiders, after the 123rd day following the deposit, the trust funds will not fall under the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally under any applicable United States or state law;

          (g) we shall have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (h) we shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to such legal defeasance or such covenant defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of notes, as to all outstanding notes when either:

          (a) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by us and later repaid to us or discharged from the trust, have been delivered to the trustee for cancellation; or

          (b) (1) all the notes not theretofore delivered to the trustee for cancellation have become due and payable by their terms or shall have been called for redemption and we have irrevocably deposited with the trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation or redemption, for the principal amount, premium and liquidated damages, if any, and accrued interest to the date of the deposit; (2) we have paid all other sums payable by us under the indenture; and (3) we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer's certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes as provided in the indenture. The registrar (who will initially be the trustee) and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. We may also require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

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AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs of this subsection, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for notes. In addition, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then-outstanding notes, including consent obtained in connection with a tender offer or exchange offer for notes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

     (a) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any notes or alter the provisions with respect to the redemption of the notes;

     (c) reduce the rate of or change the time for payment of interest on any note;

     (d) waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration;

     (e) make any note payable in money other than that stated in the notes;

     (f) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

     (g) waive a redemption payment with respect to any note;

     (h) make any change in the above amendment and waiver provisions;

     (i) modify or change any provision of the indenture or the related definitions affecting the or ranking of the notes or any guarantee of the notes in a manner which adversely affects the holders in any material respect; or

     (j) make any change to the covenants described above under the caption "--Repurchase at the Option of Holders."

     Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes (a) to cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated notes in addition to or in place of certificated notes, (c) to provide for the assumption of the our obligations to holders of the notes in the case of a merger, consolidation or sale of assets, (d) to release a Guarantor as provided in the indenture, (e) to make any change that would provide any additional rights or benefits to the holders of the notes, including providing for guarantees with respect to the notes under the covenant described under the caption "--Subsidiary Guarantees," or that does not adversely affect the legal rights under the indenture of any holder, or (f) to comply with requirements of the Securities and Exchange Commission to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

CONCERNING THE TRUSTEE

     The indenture contains limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in specific cases or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign. The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. The indenture provides that if an event of default occurs, and is not cured, the trustee will be required, in the exercise of its powers, to use the

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degree of care of a prudent man in the conduct of his own affairs. As limited by these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

     We have provided below selected defined terms as used in the indenture. Please refer to the indenture for a full description of all those terms, as well as any other capitalized terms used in this description of the notes for which no definition is provided.

     "Acquired Debt" means, with respect to any specified person: (a) Indebtedness of any other person existing at the time the other person merged with or into or became a subsidiary of the specified person and
(b) Indebtedness encumbering any asset acquired by the specified person, including Indebtedness incurred in connection with, or in contemplation of, the other person merging with or into or becoming a subsidiary of the specified person.

     "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through the ownership of voting securities, by agreement or otherwise. However, the beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Asset Sale" means:

     (a) the sale, lease, other than operating leases in respect of facilities which are ancillary to the operation of our Company's or a Restricted Subsidiary's Hospitality-Related Business properties or assets, conveyance or other disposition of any of our property or assets or that of any Restricted Subsidiary, including by way of a sale and leaseback transaction;

     (b) the issuance or sale of Equity Interests of any of our Restricted Subsidiaries; or

     (c) any Event of Loss, other than, with respect to clauses (a), (b) and
         (c) above, the following:

          (1) the sale or disposition of personal property held for sale in the ordinary course of business;

          (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of our business or the business of a Restricted Subsidiary, as applicable;

          (3) the transfer of assets by us to one of our Restricted Subsidiaries or by one of our Restricted Subsidiaries to us or to another one of our Restricted Subsidiaries;

          (4) (A) the exchange of one or more lodging facilities and related assets held by us or one of our Restricted Subsidiaries for one or more lodging facilities and related assets of any person or entity; however, if any other assets are received by us or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration will be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in the covenant "Asset Sales," or (B) the issuance of OP Units or Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets; however, our board of directors must have determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by us, as described in an opinion of a qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by us or one of our Restricted Subsidiaries;

          (5) any Restricted Payment, permitted under the covenant described under the caption "--Covenants--Restricted Payments" above;

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
          (6) the sale, lease, conveyance or other disposition of all or substantially all of our assets in compliance with the provisions of the indenture described above under the captions "--Repurchase at the Option of Holders--Change of Control" and "--Covenants--Merger, Consolidation or Sale of Assets";

          (7) the conversion of or foreclosure on any mortgage or note, but only if we or one of our Restricted Subsidiaries receives the real property underlying the mortgage or note; or

          (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

     "Assumed Indebtedness" means, with respect to any specified person:

     (a) Indebtedness of any other person existing at the time the other person merged with or into or became a subsidiary of the specified person; and

     (b) Indebtedness encumbering any asset acquired by the specified person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other person merging with or into or becoming a subsidiary of, the specified person.

     "Capital Lease Obligation" means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet as provided by GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents of corporate stock, including with respect to partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means:

     (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

     (b) (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition,
         (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and
         (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

     (d) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent of that rating by Moody's Investors Service, Inc. or at least A-2 or the equivalent of that rating by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition;

     (e) money market mutual funds that provide daily purchase and redemption features; and

     (f) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent of that rating by Standard & Poor's Corporation and a rating of at least A2 or the equivalent of that rating by Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following:

     (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets to any person or group, as the term is used in Section 13(d)(3) of the Securities Exchange Act;

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
     (b) the adoption of a plan relating to our liquidation or dissolution;

     (c) the acquisition by any person or group, as the term is used in
         Section 13(d)(3) of the Securities Exchange Act, of a direct or indirect interest in more than 50% of the ownership or the voting power of our voting stock by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in our beneficial ownership due to the transaction;

     (d) our merger or consolidation with or into another corporation or merger of another corporation into us with the effect that immediately after that transaction our existing stockholders immediately before the transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the person surviving the merger or consolidation; or

     (e) the first day on which a majority of the members of our board of directors are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of the person for the period together with:

     (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

     (b) provisions for taxes based on the income or profits of the person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

     (c) Consolidated Interest Expense of the person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

     (d) Consolidated Depreciation and Amortization Expense of the person for the period, to the extent deducted in computing Consolidated Net Income; less

     (e) noncash items increasing the Consolidated Net Income for the period in each case, on a consolidated basis for the person and its Restricted Subsidiaries, and determined as provided by GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that person by the Restricted Subsidiary without prior governmental approval, and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of our liabilities and those of our consolidated subsidiaries which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

     (i)  all intercompany items between us and any subsidiary; and

     (ii) all current maturities of long-term Indebtedness.

     "Consolidated Depreciation and Amortization Expense" means, with respect to any person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period, of such person and its Restricted Subsidiaries for the period on a consolidated basis as determined as provided by GAAP.

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
     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) under Hedging Obligations, but excluding amortization of deferred financing fees, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and
(c) interest for which such person or its Restricted Subsidiary is liable, whether or not actually paid, under Indebtedness or under a guarantee of Indebtedness of any other person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined as provided by GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for the period, on a consolidated basis, determined as provided by GAAP, except that the following shall be excluded:

     (a) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to us or one of our Restricted Subsidiaries;

     (b) the Net Income of any person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Restricted Subsidiary;

     (c) the Net Income of any person acquired in a pooling-of-interests transaction for any period before the date of the acquisition shall be excluded; and

     (d) the cumulative effect of changes in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of our company and our consolidated subsidiaries, determined on a consolidated basis as provided by GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

     (a) minority interests in consolidated subsidiaries held by persons other than us or a subsidiary;

     (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by our board of directors;

     (c) any revaluation or other write-up in book value of assets after the date of the Original Indenture from a change in the method of valuation as provided by GAAP consistently applied;

     (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (e) treasury stock; and

     (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

     "Consolidated Net Worth" means, with respect to any person, as of any date of determination, the sum of:

     (a) the consolidated equity of the common stockholders of such person and its consolidated subsidiaries as of the date; plus

     (b) the respective amount reported on that person's balance sheet as of the date with respect to any series of Preferred Stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless those dividends may be declared and paid only out of net earnings in respect of the year of the declaration and payment, but only to the extent of any cash received by such Person upon issuance of the Preferred Stock; less

          (1) all write-ups, other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of the business, after the date of the Original Indenture in the book value of any asset owned by such person or a consolidated subsidiary of that person,

          (2) all Investments as of the date in unconsolidated subsidiaries and in persons that are not subsidiaries, except, in each case, Permitted Investments; and

          (3) all unamortized debt discount and expense and unamortized deferred charges as of that date, all of the foregoing determined as provided by GAAP.

     "Continuing Directors" means, as of any date of determination, any member of our board of directors who:

     (a) was a member of our board of directors on the date of the Original Indenture; or

     (b) was nominated for election or elected to the board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of our board at the time of the nomination or election.

     "Designated Senior Debt" means:

     (a) Indebtedness under or in respect of our senior credit facility; and

     (b) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least
         $25.0 million and is specifically designated in the instrument evidencing the Senior Debt as our "Designated Senior Debt."

     "Disqualified Stock" means any capital stock, other than OP Units and Preferred OP Units, which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder of the stock, in whole or in part, on or before the first anniversary of the date on which the outstanding notes and exchange notes mature.

     "Equity Interests" means capital stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for Capital Stock.

     "Event Of Loss" means, with respect to any property or asset, any of the following: (a) any loss, destruction or damage of the property or asset or
(b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

     "Existing Indebtedness" means our Indebtedness and that of our Restricted Subsidiaries in existence on the date of the Original Indenture after giving effect to the use of proceeds of the offering of the outstanding notes and excluding, for this purpose, amounts outstanding under our senior credit facility as in effect on the date of the Original Indenture.

     "Existing Preferred OP Units" means Preferred OP Units issued and outstanding on the date of the Original Indenture.

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for the period to the Fixed Charges of such person for the period. If we or any of our Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated as adjusted for the incurrence, assumption, guarantee or redemption of Indebtedness, or the issuance or

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redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations, as determined as provided by GAAP, that have been made by us or any of our Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or after the reference period and on or before the Calculation Date, shall be calculated on a pro forma basis assuming that all the acquisitions, dispositions, discontinued operations, mergers, consolidations, and the reduction of any associated fixed charge obligations resulting therefrom, had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any person for any period, the sum of:

     (a) Consolidated Interest Expense of that person and its Restricted Subsidiaries for the period, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income; and

     (b) the product of:

          (1) all cash dividend or distribution payments on any series of Preferred Stock of that person or its Restricted Subsidiaries, other than Preferred Stock owned by that person or its Restricted Subsidiaries; multiplied by

          (2) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and as provided by GAAP; however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

     "GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of the Original Indenture.

     "Guarantor" means a Restricted Subsidiary that becomes a guarantor of the notes under the terms of the indenture, and its successor, if any.

     "Hedging Obligations" means, with respect to any person, the obligations of that person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that person against fluctuations in interest rates or currency exchange rates.

     "Hospitality-Related Business" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including:

     (a) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related to these facilities;

     (b) acquiring, developing, operating, managing or improving any real estate taken in foreclosure, or similar settlement, by us or any of our Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by us or any of our Restricted Subsidiaries; or

     (c) owning and managing mortgages in, or other Indebtedness secured by Liens on, lodging and real estate related or ancillary to lodging or

     "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of the above, (c) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or (d) representing any Hedging Obligations, except any balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging

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Obligations, would appear as a liability upon a balance sheet of that person prepared as provided by GAAP. Indebtedness also includes, to the extent not otherwise included, the guarantee of any Indebtedness of such person or any other person.

     "Investments" means, with respect to any person, all investments by that person in other persons, including Affiliates, in the forms of loans (including guarantees), advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared as provided by GAAP. If we or any of our Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of ours with the result that, after giving effect to any sale or disposition, we no longer own, directly or indirectly, greater than 50% of the outstanding common stock of the Restricted Subsidiary, we shall be deemed to have made an Investment on the date of any sale or disposition equal to the fair market value of the common stock of the Restricted Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Make-Whole Amount" with respect to a note means an amount equal to the excess, if any, of:

     (a) the present value of the remaining interest, premium and principal payments due on that note as if that note were redeemed on August 15, 2002, computed using a discount rate equal to the Treasury Rate plus
         62.5 basis points; over

     (b) the outstanding principal amount of that note.

     "Make-Whole Price" with respect to a note means the greater of:

     (a) the sum of the outstanding principal amount and the Make-Whole Amount of that note; and

     (b) the redemption price of that note on August 15, 2002, determined under the indenture (104.375% of the principal amount).

     "Net Income" means, with respect to any person, the net income (loss) of that person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to the Asset Sale, including legal, accounting and investment banking fees and sales commissions; and any relocation expenses incurred as a result of the sale, taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither we nor any of our Restricted Subsidiaries (1) provides credit support, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness under any undertaking, agreement or instrument that would constitute Indebtedness, (2) is directly or indirectly liable, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness, or
(3) constitutes the lender and (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit any holder of any of our other Indebtedness or that of any of our Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable before its stated maturity.

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     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OP Units" means limited partnership interests in MeriStar Hospitality Operating Partnership, L.P. or any successor operating partnership that require the issuer of the interests to pay dividends or distributions which are tied to dividends paid on our common stock and which by their terms may be converted into, or exercised or redeemed for, cash or our common stock.

     "Original Indenture" means the Indenture dated as of August 19, 1997, as amended by the First Supplemental Indenture, between CapStar Hotel Company, as our predecessor, and IBJ Whitehall Bank & Trust Company, as trustee.

     "Permitted Investments" means any (a) Investments in us, (b) Investments in any Restricted Subsidiary, (c) such Investments in Cash Equivalents,
(d) Investments by us or any of our Restricted Subsidiaries in a person, if as a result of such Investment (1) the person becomes one of our Restricted Subsidiaries, or (2) the person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or one of our Restricted Subsidiaries, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, but only if the Investments are in entities solely or principally engaged in Hospitality-Related Businesses and the aggregate of the Investments does not exceed the greater of
(1) $25.0 million or (2) 5% of Consolidated Net Tangible Assets and
(f) Investments in Unrestricted Subsidiaries formed to acquire the Radisson Plaza, Lexington, Kentucky, the Embassy Suites Center City, Philadelphia and the Doubletree Hotel, Austin, in an aggregate amount not to exceed $50.0 million.

     "Permitted Joint Venture" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties for which we hold a related management contract in which we own less than a 50.1% interest.

     "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent:

     (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the Refinancing;

     (b) the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced;

     (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

     (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

     (f) the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by us or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

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
     "Preferred OP Units" means limited partnership interests in MeriStar Hospitality Operating Partnership, L.P. or any successor operating partnership that require the issuer of the units to pay regularly scheduled fixed distributions on the units, which are not related to dividends on our common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or our common stock.

     "Preferred Stock" means (a) any Equity Interest with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

     "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of the covenant.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Indebtedness permitted to be incurred under the Fixed Charge Coverage Ratio test described in the covenant described under the caption "--Covenants-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of the covenant described under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of Designated Senior Debt; however, if, and for so long as, any Designated Senior Debt lacks a representative, then the Representative for that Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of that Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Investments" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary.

     "Senior Debt" means, in the case of us or any Guarantor, the principal of, premium, if any, and interest, including any interest accruing after the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not the interest is an allowed claim under applicable law, on any of our Indebtedness, whether outstanding on March 18, 1999 or later created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or under which the same is outstanding expressly provides that the Indebtedness shall not be senior in right of payment to the notes. "Senior Debt" shall also include the principal of, premium, if any, interest, including any interest accruing after the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not the interest is an allowed claim under applicable law, on, and all other amounts owing in respect of:

     (a) all Obligations of every nature of ours under our senior credit facility, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, whether outstanding on March 18, 1999 or later incurred; and

     (b) all Hedging Obligations, including Guarantees of the Hedging Obligations, whether outstanding on March 18, 1999 or later incurred. Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of ours or any Guarantor to a subsidiary of ours or any Affiliate of ours or any of that Affiliate's subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of ours or any subsidiary of ours or any Guarantor, including amounts owed for compensation;

          (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4) any liability for federal, state, local or other taxes owed or owing by us or any Guarantor,

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          (5) that portion of Indebtedness incurred in violation of the indenture provisions described under "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock"; however, in the case of this clause (5):

             (A) any Indebtedness issued to any person who had no actual knowledge that the incurrence of the Indebtedness was not permitted under the indenture and who received on the date of issuance thereof a certificate from our Chief Financial Officer that the issuance of the Indebtedness would not violate the Indenture shall constitute Senior Debt; and

             (B) any Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business shall constitute Senior Debt if the Indebtedness is extinguished within three business days of occurrence;

          (6) any Indebtedness which is, by its express terms, junior in right of payment to any other Indebtedness or that of any Guarantor; and

          (7) the Existing Notes issued under the Original Indenture.

For purposes of this definition, with respect to any person referred to in clause (5) (A) that is a lender to us under our senior credit facility, "actual knowledge" shall mean only receipt by a lending officer of the Syndication Agent, defined in our senior credit facility, with significant responsibility for the Syndication Agent's loans under the credit agreement of written notice from any of our Responsible Officers (defined in the credit agreement, stating or indicating through mathematical calculation that the incurrence of additional Indebtedness under the credit agreement is not permitted under the indenture, which notice has not subsequently been withdrawn.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as such Regulation is in effect on the date of the Original Indenture.

     "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days before the date the redemption notice or, if the Statistical Release is no longer published, any publicly available source of similar market date, most nearly equal to the then remaining maturity of the notes assuming redemption of the notes on August 15, 2002; however, if the Make-Whole Average Life of that note is not equal to the constant maturity of a United States Treasury security for which the yields are given, the Treasury Rate shall be obtained by linear interpolation calculated to the nearest one-twelfth of a year from the weekly average yields of United States Treasury securities for which the yields are given, except that if the Make-Whole Average Life of that notes is less than one year, the weekly average yield on actually traded United State Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years, calculated to the nearest one-twelfth, between the date of redemption and August 15, 2002.

     "Unrestricted Subsidiary" means (a) any subsidiary that is, or has been under the Original Indenture, designated by the board of directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement or understanding with us or any of our Restricted Subsidiaries unless the terms of the agreement or understanding are no less favorable to us or the Restricted Subsidiary than those that might be obtained at the same time from persons who are not our affiliates;

          (3) is a person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation
              (A) to subscribe for additional Equity Interests or (B) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered

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
              into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the subsidiaries' business, consistent with past practice; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any of our Indebtedness or that of any of our Restricted Subsidiaries.

     Any designation by our board of directors made after March 18, 1999 shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officer's certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by one of our Restricted Subsidiaries as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock," we shall be in default of the covenant.

     Our board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation will be deemed to be an incurrence of Indebtedness by one of our Restricted Subsidiaries of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the covenant described under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Certain Capital Stock," and (b) no default or event of default would be in existence following the designation.

     "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding liquidation preference amount of the Disqualified Stock.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding principal amount of the Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

     Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of the exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave such notes in the custody of the trustee.

     Depository Procedures

     We are providing you with the following description of the operations and procedures of The Depository Trust Company, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to The Depository Trust Company's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the direct participant and/or indirect participant, and not on the records maintained by The Depository Trust Company.

     The Depository Trust Company has also advised us that, pursuant to its procedures, (a) upon deposit of the global notes, The Depository Trust Company will credit the accounts of the direct participants with an interest in the global notes, and (b) The Depository Trust Company will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in these notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations, including Euroclear and Cedel, that are direct participants in The Depository Trust Company. Euroclear and Cedel will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a global note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of The Depository Trust Company. Interests held through Euroclear or Cedel may also be subject to the procedures and requirements of these systems.

     The laws of some states require that certain persons may take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge this interest to persons or entities that are not direct participants in The Depository Trust Company, or to otherwise take actions in respect of these interests, may be affected by the lack of physical certificates evidencing these interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments with respect to the principal of, premium, if any, and interest on, any exchange notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing the exchange notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered, including notes represented by global notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of us, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (a) any aspect of The Depository Trust Company's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (b) any other matter

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
relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of The Depository Trust Company, unless The Depository Trust Company has reason to believe it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants, as the case may be, and will not be the responsibility of The Depository Trust Company, the trustee or us.

     None of us or the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the related exchange notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes.

     Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. However, these cross market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

     Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S global notes and in the global notes among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of us, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants of their respective obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry Notes for Certificated Notes

     A global note is exchangeable for definitive notes in registered certificated form if:

     o The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days; or

     o The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     o we elect to cause the issuance of the certificated notes upon a notice to the trustee; or

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
     o a default or event of default under the notes has occurred and is continuing; or

     o such a request is made but only upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture.

     In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

     Exchange of Certificated Notes for Book-Entry Notes

     Notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

     Same Day Settlement and Payment

     The indenture requires that payments in respect of the notes represented by the global notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal, premium, if any, and interest on the notes at our office or agency maintained for such purpose within the city and state of New York, initially the office of the paying agent maintained for such purpose, or, at our option, by check mailed to the holders thereof at their respective addresses set forth in the register of holders of notes. However, we are required to make all payments of principal, premium, if any, and interest on notes in certificated form the holders of which have given us wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the holders thereof.

     The notes represented by the global notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds. Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a direct or indirect participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depository Trust Company's settlement date.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following discussion summarizes certain United States federal income and estate tax considerations that may be relevant to the exchange of outstanding notes for exchange notes pursuant to the exchange offer and to the purchase, ownership and disposition of the exchange notes by U.S. and non-U.S. holders, each as defined below. The following discussion does not purport to be a full description of all United States federal income and estate tax considerations that may be relevant to the purchase, holding and disposition of the exchange notes and does not address any other taxes that might be applicable to a holder of the exchange notes, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special United States tax counsel to our company, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. holders of the consummation of the exchange offer and the ownership and disposition of the exchange notes. We cannot assure you that the United States Internal Revenue Service will take a similar view of these consequences. Further, this discussion does not address all aspects of federal income and estate taxation that may be relevant to particular holders of outstanding notes or exchange notes in light of their personal circumstances and does not deal with persons that are subject to special tax rules, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding the outstanding notes or exchange notes as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. The discussion below assumes that the Notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code.

     The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

     As used herein, a U.S. holder means a beneficial owner of an exchange note who is, for United States federal income tax purposes:

     o a citizen or resident of the United States;

     o a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof;

     o an estate the income of which is subject to United States federal income taxation regardless of its source; or

     o a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used herein, a non-U.S. holder means a beneficial owner of an exchange note who is not a U.S. holder.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the outstanding notes for exchange notes pursuant to the exchange offer will not be treated as a taxable event to holders. Consequently, no gain or loss will be realized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged for the exchange note and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis, immediately before the exchange, of the outstanding note exchanged for such exchange note.

TAX CONSIDERATIONS FOR U.S. HOLDERS

     Stated Interest and Original Issue Discount

     Each outstanding note was issued with original issue discount in an amount equal to the excess of the stated redemption price at maturity of the outstanding note over the issue price of the outstanding note. The stated redemption price at maturity of an outstanding note generally is equal to its stated principal amount. The issue price of an outstanding note is the first price at which a substantial amount of the outstanding notes were sold. For purposes of determining the issue price of an outstanding note, sales to a bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler to the public were ignored. Original issue discount on an outstanding note will continue to be included in income by a U.S. holder of the exchange note issued in exchange for the outstanding note under the rules summarized in the following paragraph.

     A U.S. holder generally will be required to include in gross income the stated interest on an exchange note at the time that such interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for federal income tax purposes. A U.S. holder of an exchange note also will be required to include original issue discount on an outstanding note in gross income as it accrues, prior to the receipt of payments attributable to such income and regardless of the U.S. holder's regular method of accounting for federal income tax purposes. The amount of original issue discount accruing during each interest payment period is determined using the constant yield method of accrual. Under this method, U.S. holders of exchange notes will be required to include in income increasing amounts of original issue discount in successive accrual periods.

     Sale, Exchange or Retirement of the Exchange Notes

     A U.S. holder's tax basis in an exchange note generally will be its cost, increased by the amount of original issue discount previously taken into income by the U.S. holder and decreased by any payments that are not payments of stated interest. A U.S. holder generally will recognize gain or loss on the sale, exchange or retirement of an exchange note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any such amount received in respect of accrued interest (which will be taxable as such if not previously included in income), and the U.S. holder's tax basis in the exchange note. Gain or loss recognized on the sale, exchange or retirement of an exchange note generally will be capital gain or loss. In the case of a noncorporate U.S. holder, the federal tax rate applicable to capital gains will depend upon the holder's holding period for the exchange notes, with a preferential rate available for exchange notes held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility or capital losses is subject to limitations.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     Generally, payments of principal or interest, which for purposes of this discussion includes original issue discount, on the exchange notes by us or our paying agent to a non-U.S. holder will not be subject to U.S. federal income or income withholding tax, if, in the case of interest:

     o such non-U.S. holder does not actually own, and is not deemed to own under applicable Internal Revenue Code rules, 10% or more of the combined voting power of all classes of our stock entitled to vote;

     o such non-U.S. holder is not, for United States federal income tax purposes, a controlled foreign corporation related to us either through actual stock ownership or deemed to be related to us through stock ownership under applicable Internal Revenue Code rules;

     o such non-U.S. holder is not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Internal Revenue Code; and

     o either (a) the non-U.S. holder provides us or our agent with an Internal Revenue Service form W-8, or a suitable substitute form, signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange note and provides a statement to us or our agent signed under penalties of perjury in which such organization, bank or financial institution certifies that such a Form W-8 or suitable substitute has been received by it from the non-U.S. holder or from another financial institution acting on behalf of the non-U.S. holder and furnishes us or our agent with a copy thereof.

     If these requirements cannot be met, a non-U.S. holder usually will be subject to United States federal income withholding tax at a rate of 30%, or such lower rate provided by an applicable treaty, with respect to payments of interest, including original issue discount, on the exchange notes.

     New Treasury regulations generally effective for payments made after December 31, 1999 provide alternative methods for satisfying the certification requirements described above. The Internal Revenue Service recently issued a notice announcing the intent of the Treasury Department and the Internal Revenue Service to amend these regulations so that they normally will not apply to payments made before January 1, 2001. These regulations also will require, in the case of exchange notes held by a foreign partnership, that the certification be provided by the partners rather than by the foreign partnership and that the partnership provide specified information, including a U.S. taxpayer identification number.

     A non-U.S. holder generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of an exchange note, unless the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and other applicable conditions are met, or the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

     Notwithstanding the above, if a non-U.S. holder is engaged in a trade or business in the United States and if interest, including original issue discount, on the exchange note or gain realized on the disposition of the exchange note, is effectively connected with the conduct of the trade or business, the non-U.S. holder usually will be subject to regular United States federal income tax on such interest or gain in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connnected earnings and profits for the taxable year, with specified adjustments. Even though the effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the non-U.S. holder delivers a properly executed Internal Revenue Service Form 4224, or other form applicable under the new regulations described above, to the payor.

     An exchange note held by an individual non-U.S. holder who at the time of death is not a United States citizen or resident, as defined for United States federal estate tax purposes, will not be subject to United States federal estate taxation as a result of the individual's death unless the individual actually owns, or is deemed to own under applicable Internal Revenue Code rules, 10% or more of the combined voting power of all classes of our stock entitled to vote or the interest on the exchange note is effectively connected with the conduct by the individual of a trade or business in the United States.

TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS AND NON-U.S. HOLDERS

     Information Reporting and Backup Withholding

     Certain noncorporate U.S. holders generally will be subject to information reporting and might be subject to a 31% backup withholding tax with respect to certain payments on, and the proceeds of disposition of, an exchange note. Backup withholding will apply only if the U.S. holder:

     o fails to furnish its taxpayer identification number which, for an individual, would be his Social Security number;

     o furnishes an incorrect taxpayer identification number;

     o is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

     o in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     Backup withholding and information reporting generally will not apply to payments made by us or our paying agent on an exchange note to a non-U.S. holder if the certification described under "Tax Considerations for Non-U.S. Holders" is provided or the non-U.S. holder otherwise establishes an exemption and the payor does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of an exchange note to or through a non-United States office of a broker, as defined in applicable Treasury regulations, that is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is from activities effectively connected with the conduct of a United States trade or business or, under the new regulations described above, a foreign partnership if either (a) more than 50% of the income or capital interests are owned by U.S. holders or (b) such partnership has certain connections to the United States, will be subject to information reporting requirements unless such broker has documentary evidence in its files of the holder's non-U.S. holder status and has no actual knowledge to the contrary or the non-U.S. holder otherwise establishes an exemption. Under current Treasury regulations, backup withholding, will not apply to any payment of the proceeds from the sale of an exchange note made to or through a foreign office of a broker. However, under the new regulations described above, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. holder. Payments of the proceeds from the sale of an exchange note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. holder and that certain other conditions are met or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied.

     Holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

     The amount of any backup withholding will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the Internal Revenue Service.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF PURCHASING, HOLDING AND DISPOSING OF THE OUTSTANDING NOTES OR THE EXCHANGE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for outstanding notes acquired by it through market making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in the exchange offer. Accordingly, each broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This propectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where these outstanding notes were acquired through market-making activities or other trading activities. We have agreed that, starting on the completion of the exchange offer, and ending on the close of business 180 days after the completion of the exchange offer, we will be make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of these exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or consessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against specific liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York will issue an opinion about the validity of the exchange notes and an opinion about certain federal tax matters with respect to the exchange notes.

                                    EXPERTS

     The consolidated financial statements and supplementary schedule of our company and our subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference in this document and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this document, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov."

     Our common stock is listed on the New York Stock Exchange and these reports, proxy statements and other information can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 covering the exchange notes. This prospectus is a part of our registration statement of our company. As allowed by the Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     THE SECURITIES AND EXCHANGE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" THE INFORMATION WE FILE WITH THEM, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US TO YOU THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS BY REFERRING YOU TO THOSE DOCUMENTS.

     The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the exchange offer:

     1. Our Annual Report on Form 10-K filed by us for the fiscal year ended December 31, 1998; and

     2. Our Definitive Proxy Statement on Schedule 14A filed by us on April 2, 1999.

     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

     JOHN EMERY, CHIEF FINANCIAL OFFICER
     MERISTAR HOSPITALITY CORPORATION
     1010 WISCONSIN AVENUE, N.W.
     WASHINGTON, D.C. 20007
     TELEPHONE REQUESTS MAY BE DIRECTED TO (202) 295-1000.

     Pursuant to the indenture, we have agreed to provide the trustee and holders of the outstanding notes and exchange notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Securities Exchange Act and to file such reports with the Securities and Exchange Commission, whether or not we are subject to such filing requirements.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                       MERISTAR HOSPITALITY CORPORATION

                        Exchange offer for $55,000,000
               of its 8 3/4% Senior Subordinated Notes due 2007

                                  PROSPECTUS

                                       , 1999

                               ----------------


 No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of MeriStar Hospitality Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Our Charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of our Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of our Company, or is or was serving at the request of our Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

     The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

     We have purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21. EXHIBITS

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on the 10th day of May, 1999.

                                          MERISTAR HOSPITALITY CORPORATION

                                          By: /s/ Paul W. Whetsell
                                              ----------------------------------
                                                      Paul W. Whetsell
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul W. Whetsell and Steven D. Jorns and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

/s/ Paul W. Whetsell
------------------------------------------  Chairman of the Board, Chief Executive            May 10, 1999
             Paul W. Whetsell               Officer and Director


/s/ Steven D. Jorns                         Vice Chairman of the Board                        May 10, 1999
------------------------------------------
             Steven D. Jorns


/s/ Bruce G. Wiles
------------------------------------------  President, Chief Investment Officer               May 10, 1999
              Bruce G. Wiles                and Director


/s/ John Emery
------------------------------------------  Chief Financial Officer                           May 10, 1999
                John Emery                  (Principal Financial and
                                            Accounting Officer)
/s/ Daniel L. Doctoroff
------------------------------------------  Director                                          May 10, 1999
           Daniel L. Doctoroff

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

/s/ William S. Janes
------------------------------------------  Director                                         May 10, 1999
             William S. Janes

/s/ James F. Dannhauser
------------------------------------------  Director                                         May 10, 1999
           James F. Dannhauser

/s/ Mahmood Khimji
------------------------------------------  Director                                         May 10, 1999
              Mahmood Khimji

/s/ James R. Worms
------------------------------------------  Director                                         May 10, 1999
              James R. Worms

/s/ H. Cabot Lodge III
------------------------------------------  Director                                         May 10, 1999
            H. Cabot Lodge III

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
    3.1       --   Amended and Restated Articles of Incorporation of the Registrant (Articles of Merger
                   between American General Hospitality Corporation and CapStar Hotel Company)
                   (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3,
                   File No. 333-66229).
    3.2       --   Amended Second Restated By-laws of the Registrant (incorporated by Reference to
                   Exhibit 3.2 to our Registration Statement on Form S-3, File No. 333-66229).
    4.1       --   Form of Share Certificate (incorporated by reference to Exhibit 4.1 to our
                   Registration Statement on Form S-11, File No. 333-4568).
    4.2       --   Indenture, dated as of March 18, 1999, between the Registrant and IBJ Whitehall Bank
                   & Trust Company, as trustee.
    4.3       --   Specimen certificate of outstanding note (included in Exhibit 4.2 as Exhibit A).
    4.4       --   Specimen certificate of exchange note.
    5.1       --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the Exchange
                   Notes.
    8.1       --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to federal income tax matters.
   10.1       --   Purchase Agreement among the Registrant, Lehman Brothers Inc. and Bear, Stearns & Co.
                   Inc., dated as of March 11, 1999.
   10.2       --   Registration Rights Agreement among the Registrant, Lehman Brothers Inc. and Bear,
                   Stearns & Co. Inc., dated as of March 18, 1999.
   12.1       --   Statement Regarding Computation of Ratios.
   23.1       --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
   23.2       --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 8.1).
   23.3       --   Consent of KPMG LLP.
   24.1       --   Power of Attorney (included on signature page hereto).
   25.1       --   Statement of Eligibility of IBJ Whitehall Bank & Trust Company as trustee, on
                   Form T-1.
   99.1       --   Form of Exchange Agency Agreement.
   99.2       --   Form of Letter of Transmittal.
   99.3       --   Form of Notice of Guaranteed Delivery.